                                                                   EXHIBIT 10.7



                                 LOAN AGREEMENT

                        ($10,000,000 TERM LOAN FACILITY

                                      AND

                      $18,000,000 REVOLVING LOAN FACILITY)

                           DATED AS OF JUNE 30, 1997

                                     AMONG

                             NATIONAL TANK COMPANY,
                                  AS BORROWER,

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                           AS AGENT AND AS A LENDER,

                                      AND

                       THE OTHER LENDERS NOW OR HEREAFTER
                                 PARTIES HERETO

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----

1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         -----------
         1.1      Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                  ---------------------
         1.2      Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  -------------

2.       Commitments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         ---------------------
         2.1      Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                  -----
         2.2      Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                  -----------------
         2.3      Terminations or Reductions of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                  ------------------------------------------
         2.4      Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  ---------------
         2.5      Several Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  -------------------
         2.6      Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                  -----
         2.7      Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  ---------------

3.       Borrowings, Payments, Prepayments and Interest Options . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         ------------------------------------------------------
         3.1      Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  ----------
         3.2      Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                  -----------
         3.3      Interest Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                  ----------------

4.       Payments; Pro Rata Treatment; Computations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         ------------------------------------------------
         4.1      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                  --------
         4.2      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                  ------------------
         4.3      Certain Actions, Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                  ------------------------------
         4.4      Non-Receipt of Funds by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                  -----------------------------
         4.5      Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                  -------------------------

5.       Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         --------------------
         5.1      Initial Loans and Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                  -----------------------------------
         5.2      All Loans and Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                  -------------------------------

6.       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         ------------------------------
         6.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                  ------------
         6.2      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                  --------------------
         6.3      Enforceable Obligations; Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                  --------------------------------------
         6.4      Other Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  ----------
         6.5      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  ----------
         6.6      Title   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  -----
         6.7      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  -----

         6.8      Regulations G, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  ----------------------
         6.9      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  ------------
         6.10     No Untrue or Misleading Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  ----------------------------------
         6.11     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                  -----
         6.12     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  ----------------------
         6.13     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  ----------------------------------
         6.14     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  --------
         6.15     Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  -----------
         6.16     Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  ----------
         6.17     Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                  ---------------------
         6.18     Collateral Covered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                  ------------------

7.       Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         ---------------------
         7.1      Taxes, Existence, Regulations, Property, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                  ---------------------------------------------
         7.2      Financial Statements and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                  ------------------------------------
         7.3      Financial Tests   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  ---------------
         7.4      Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  ----------
         7.5      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  ------------------
         7.6      Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  -----------------
         7.7      Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                  ---------
         7.8      Notice of Certain Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  -------------------------
         7.9      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                  ----------------
         7.10     ERISA Information and Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                  --------------------------------
         7.11     Additional Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                  -----------------------------

8.       Negative Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         ------------------
         8.1      Borrowed Money Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  ---------------------------
         8.2      Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                  -----
         8.3      Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                  ----------------------
         8.4      Mergers, Consolidations and Acquisitions and Dispositions of Assets   . . . . . . . . . . . . . . .  52
                  -------------------------------------------------------------------
         8.5      Redemption, Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  ---------------------------------------
         8.6      Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  ------------------
         8.7      Transactions with Related Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  ---------------------------------
         8.8      Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  ---------------------
         8.9      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  ------------
         8.10     Key Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                  --------------
         8.11     Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  ------------------------
         8.12     Unfunded Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  --------------------
         8.13     Operating Lease Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  ------------------------
         8.14     Sale/Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  ---------------
         8.15     Subordinated Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  -------------------------

         8.16     Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

9.       Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         --------
         9.1      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                  -----------------
         9.2      Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                  ---------------
         9.3      Collateral Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  ------------------
         9.4      Preservation of Security for Letter of Credit Liabilities   . . . . . . . . . . . . . . . . . . . .  58
                  ---------------------------------------------------------
         9.5      Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                  -------------------

10.      Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         -----
         10.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                  ----------------------------------
         10.2     Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  --------
         10.3     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  --------
         10.4     Material Written Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                  ------------------------
         10.5     Rights as a Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  ------------------
         10.6     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  ---------------
         10.7     Non-Reliance on Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                  ---------------------------------------
         10.8     Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  --------------
         10.9     Resignation or Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  -------------------------------
         10.10    No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                  --------------
         10.11    Authority of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                  ------------------

11.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         -------------
         11.1     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                  ------
         11.2     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                  -------
         11.3     Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                  --------------
         11.4     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                  ---------------
         11.5     Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                  ----------------
         11.6     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                  ----------------------
         11.7     Limitation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                  ----------------------
         11.8     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  --------
         11.9     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  --------
         11.10    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  ------------
         11.11    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  -------------
         11.12    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  ------------
         11.13    Tax Forms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                  ---------
         11.14    Conflicts Between This Agreement and the Other Loan Documents   . . . . . . . . . . . . . . . . . .  70
                  -------------------------------------------------------------
         11.15    Limitation on Charges; Substitute Lenders; Non-Discrimination   . . . . . . . . . . . . . . . . . .  70
                  -------------------------------------------------------------
         11.16    Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                  ---------------

EXHIBITS
         A -- Request for Extension of Credit
         B -- Rate Designation Notice
         C -- Term Note
         D -- Revolving Note
         E -- Assignment and Acceptance
         F -- Compliance Certificate
         G -- Borrowing Base Certificate
         I -- Existing Letters of Credit
         H -- Permitted Sales

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of June 30, 1997 (the "Effective Date"), by and among NATIONAL TANK COMPANY, a Delaware corporation (together with its permitted successors and assigns, herein called the "Borrower"); each of the lenders which is or may from time to time become a party hereto (individually, a "Lender" and, collectively, the "Lenders"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

         The parties hereto agree as follows:

1.       Definitions.

         1.1     Certain Defined Terms.

         In this Agreement, terms defined above shall have the meanings ascribed to them above. Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement or in the Loan Documents in the singular have the same meanings when used in the plural and vice versa):

         Accounts, Equipment, General Intangibles and Inventory shall have the respective meanings assigned to them in the Uniform Commercial Code enacted in the State of Texas as Sections 1 through 11 of the Texas Business and Commerce Code, in force on the Effective Date.

         Additional Interest means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes or any other amounts owing under any Loan Document.

         Additional Collateral shall have the meaning ascribed to such term in
Section 7.8 hereof.

         Additional Collateral Event shall have the meaning ascribed to such term in Section 7.8 hereof.

         Adjusted LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b)
1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

         Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         Agreement means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

         Annual Financial Statements means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of the fiscal year relating thereto and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. As to Borrower only, Annual Financial Statements shall also include unaudited consolidating financial statements for Borrower and unaudited consolidated financial statements for Borrower and its Subsidiaries (other than NATCO Canada), each in Proper Form, certified in each case by the chief financial officer or other authorized officer of Borrower as presenting fairly in all material respects the consolidating financial position of the applicable Person.

         Applications means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of Borrower.

         Assignment and Acceptance shall have the meaning ascribed to such term in Section 11.6(b) hereof.

         Bankruptcy Code means the United States Bankruptcy Code, as amended, and any successor statute.

         Base Rate means for any day a rate per annum equal to the lesser of
(a) the then applicable Margin Percentage from time to time in effect plus the greater of (1) the Prime Rate for that day and (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate plus the then applicable Margin Percentage from time to time in effect or (b) the Ceiling Rate.

         Base Rate Borrowing means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

         Borrowed Money Indebtedness means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments evidencing borrowed money, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all lease obligations of such Person which have been capitalized on the balance sheet of such Person in accordance with GAAP, (vi) all obligations of others secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, equal to the lesser of the amount of such obligation or the fair market value of such Property, (vii) Interest Rate Risk Indebtedness of such Person, (viii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person and (ix) all guarantees of such Person.

         Borrowing Base means, as at any date, the amount of the Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to Section 7.2(b) hereof, determined by calculating the amount equal to:


         (i) the sum of (x) 50% of that portion of Eligible Accounts of Borrower and its Subsidiaries (other than NATCO Canada) at said date which consists of Accounts to be repurchased pursuant to the Purchase Agreement and (y) 80% of the aggregate amount of all other Eligible Accounts of Borrower and its Subsidiaries (other than NATCO Canada) at said date, plus

         (ii) the sum of (w) 75% of that portion of Eligible Inventory of Test, Inc. at said date (determined at the lower of cost or market on a consistent basis) which consists of costs in excess of billings and which relate to signed time tickets,
                 (x) 20% of that portion of Eligible Inventory of Borrower and its Subsidiaries (other than NATCO Canada) at said date (determined at the lower of cost or market on a consistent basis) which consists of used finished goods, (y) 25% of that portion of Eligible Inventory of Borrower and its Subsidiaries (other than NATCO Canada) at said date (determined at the lower of cost or market on a consistent basis) which consists of work-in-process relating to projects for customers that are not Account debtors with respect to any Accounts owing to Borrower or any of its Subsidiaries (other than NATCO Canada) which are not Eligible Accounts and (z) 50% of the aggregate amount of all other Eligible Inventory of Borrower and its Subsidiaries (other than NATCO Canada) at said date (determined at the lower of cost or market on a consistent basis); provided that the amount calculated pursuant to this clause (ii) shall not exceed 50% of the Borrowing Base.

In the absence of a current Borrowing Base Certificate, Agent shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Agent.

         Borrowing Base Certificate shall mean a certificate, duly executed by the chief executive officer, chief financial officer, treasurer or controller of Borrower, appropriately completed and in substantially the form of Exhibit G hereto. Each Borrowing Base Certificate shall be effective only as accepted by Agent (and with such revisions, if any, as Agent may reasonably require as a condition to such acceptance).

         Business Day means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

         Capital Expenditures means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations incurred during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but excluding expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed, damaged or taken, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person or the proceeds of a condemnation award.

         Ceiling Rate means, on any day, with respect to any Person, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day, to the extent Chapter One applies. Agent may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to Borrower if and to the extent permitted by Chapter One. Without notice to Borrower or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         Chapter One means Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

         Code means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Liens created pursuant to any of the Security Documents.

         Commitment Fee Percentage means (i) on any day prior to July 1, 1997, 0.50% and (ii) on and after July 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement):

                     Debt to                                Commitment
                 Capitalization Ratio                       Fee Percentage
                 --------------------                       --------------
                 Greater than 50%                                   0.50

                 Greater than 40% but
                 less than or equal to 50%                          0.375

                 Greater than 20% but
                 less than or equal to 40%                          0.25

                 Less than or equal to 20%                          0.20

         Compliance Certificate shall have the meaning given to it in Section 7.2(c) hereof.

         Controlled Group means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

         Corporation means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

         Cover for Letter of Credit Liabilities shall be effected by paying to Agent immediately available funds, to be held by Agent in a collateral account maintained by Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation reasonably satisfactory to Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by Agent in such collateral account until such time as in the case of the Cover being provided pursuant to Sections 2.2(a) or 9.3 hereof, the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, Agent shall not be required to release such amount in such collateral account until such Default or Event of Default shall have been cured or waived.

         Cummings means Cummings Point Industries, Inc., a Delaware corporation.

         Debt Service means, with respect to any Person for any period, the sum of (i) Interest Expense for such period and (ii) scheduled principal payments on obligations included within Borrowed Money Indebtedness for such period.

         Debt to Capitalization Ratio means, as of any day, the ratio, expressed as a percentage, of (a) Borrowed Money Indebtedness of Borrower and its Subsidiaries (other than NATCO Canada) as of such date (exclusive of the categories of Borrowed Money Indebtedness described in clauses (vii), (viii) and (ix) of the definition of "Borrowed Money Indebtedness" set forth in this
Section 1.1) to (b) Total Capitalization as of such date.

         Default means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         Dollars and $ means lawful money of the United States of America.

         EBITDA means, without duplication, for any period the consolidated net earnings (excluding any extraordinary gains or losses) of Borrower and its Subsidiaries (other than NATCO Canada) plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items, Interest Expense, federal and state income tax expense and non-operating and medical retiree expenses of Borrower and minus, to the extent added in calculating consolidated net income, any non-cash items.

         Eligible Accounts shall mean, as at any date of determination thereof, each Account of Borrower or any of its Subsidiaries (other than NATCO Canada) which is subject to a Lien created by any Security Document and on which Agent shall have a first-priority perfected Lien (subject only to Permitted Liens) which is at said date payable to Borrower or any such Subsidiary and which complies with the following requirements: (a) (i) the subject goods have been sold to an account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged (provided that the foregoing shall not disqualify accounts arising from goods sold with usual and customary sales warranties or having warranty claims which are not material), (ii) the Account is stated to be payable in Dollars and is not evidenced by chattel paper or an instrument of any kind (unless Agent has a perfected first priority Lien (subject only to Permitted Liens) on such chattel paper or instrument) and said account debtor is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind unless Borrower or its applicable Subsidiary, as the case may be, has received a letter of credit, bond or other financial guarantee in an amount equal to or greater than such Account issued by a Qualified Institution and otherwise in form and substance satisfactory to Agent or such Account is to be repurchased pursuant to the Purchase Agreement; (b) the account debtor must be located in the United States, except for (x) Accounts as to which Borrower or its applicable Subsidiary, as the case may be, has received a letter of credit, bond or other financial guarantee in an amount equal to or greater than such Account issued by a Qualified Institution and otherwise in form and substance satisfactory to Agent and (y) other Accounts approved in writing by Agent; (c) it is a valid obligation of the account debtor thereunder and is not subject to any offset or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder (provided that the foregoing shall not disqualify accounts arising from goods sold with usual and customary sales warranties or having warranty claims which are not material); (d) it is subject to no Lien whatsoever, except for the Liens created or permitted pursuant to the Loan Documents; (e) it is evidenced by an invoice submitted to the account debtor in timely fashion and in the normal course of business; (f) it has not remained unpaid beyond 90 days after the date of the invoice; (g) it does not arise out of transactions with an employee, officer, agent, director or stockholder of Borrower or any of its Subsidiaries or any Affiliate of Borrower or any of its Subsidiaries; (h) not more than 20% (or such higher percentage as Agent may approve in writing for any particular account debtor) of the other Accounts of the applicable account debtor or any of its Affiliates fail to satisfy all of the requirements of an "Eligible Account"; (i) inclusion of the applicable Account does not cause the total Eligible Accounts with respect to the applicable account debtor and its Affiliates, in the aggregate, to exceed 10% of the total Eligible Accounts, and
(j) each of the representations and warranties set forth in the Security Documents executed by Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether an Account is or has ceased to be an Eligible Account, the decision of Agent, made in good faith, shall be conclusive and binding, absent manifest error.

         Eligible Inventory shall mean, as at any date of determination thereof, Inventory of Borrower or any of its Subsidiaries (other than NATCO Canada) which is subject to a Lien created by any Security Documents and on which Agent shall have a first-priority perfected Lien (subject only to Permitted Liens) and which complies with the following requirements: (a) such Inventory shall be valued in accordance with GAAP and consist of (i) eligible raw materials, (ii) work-in-process and (iii) finished goods, provided that all such Inventory shall be within the United States of America; (b) it is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of the Borrower or its applicable Subsidiary, as the case may be; (c) it is not in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of Borrower or any of its Subsidiaries or, if it is, (i) Borrower or its applicable Subsidiary, as the case may be, shall have notified, in a manner that effectively under applicable law creates a valid and first priority Lien in favor of Agent in such Inventory, such warehouseman, bailee, agent, processor or customer of Agent's Lien and (ii) such warehouseman, bailee, agent, processor or customer has subordinated any Lien it may claim therein and agreed to hold all such Inventory during the continuance of an Event of Default for Agent's account subject to the Agent's instructions, and (d) each of the representations and warranties set forth in the Security Documents executed by Borrower and its Subsidiaries with respect thereto is true and correct in all material respects on such date. In the event of any dispute under the foregoing criteria, about whether a portion of Inventory is or has ceased to be Eligible Inventory, the decision of Agent, made in good faith, shall be conclusive and binding, absent manifest error.

         Environmental Claim means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination;
(iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

         Environmental Liabilities means all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to Property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

         Environmental Permit means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

         Eurodollar Rate means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the then applicable Margin Percentage from time to time in effect and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments as provided for in Sections 3.3(c) and 11.15 hereof.

         Eurodollar Reserve Requirement means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         Event of Default shall have the meaning assigned to it in Section 9.1 hereof.

         Excess Cash Flow means, without duplication, for any period, (i) EBITDA for such period less (ii) the sum of the principal component of all Debt
Service of Borrower and its Subsidiaries (other than NATCO Canada) (other than mandatory prepayments of the Term Loans calculated on the basis of Excess Cash
Flow), cash Interest Expense of Borrower and its Subsidiaries (other than NATCO Canada), voluntary prepayments of all Borrowed Money Indebtedness of Borrower and its Subsidiaries (other than NATCO Canada), federal and state income taxes allocated to Borrower and its Subsidiaries (other than NATCO Canada), Permitted Dividends and Capital Expenditures of Borrower and its Subsidiaries (other than NATCO Canada) for such period.

         EXIM Facility means that certain International Revolving Loan Agreement dated concurrently herewith executed by and between Borrower and TCB and the other security documents contemplated thereby (as the foregoing may be amended from time to time).

         Existing Letters of Credit means the letters of credit described on Exhibit H hereto, the obligations in respect of which have been assumed by Borrower concurrently with the execution of this Agreement.

         Federal Funds Rate means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

         Financing Statements means all such Uniform Commercial Code financing statements as Agent shall reasonably require, in Proper Form, duly executed by Borrower (or any other applicable Obligor) to give notice of and to perfect or continue perfection of Agent's Liens in any applicable Collateral, as any of the foregoing may from time to time be amended, modified, supplemented or restated.

         Fixed Charge Coverage Ratio means, as of any day, the ratio, expressed as a percentage, of (a) EBITDA for the 12 months ending on such day plus cash dividends paid to Borrower by NATCO Canada during such 12-month period less the current portion of federal and state income tax expense recognized during such 12-month period to (b) the sum of the principal component of Debt Service plus cash Interest Expense and Capital Expenditures paid by Borrower and its Subsidiaries (other than NATCO Canada) for such 12-month period plus Permitted Dividends by Borrower or by any Subsidiary of Borrower to any Person other than Borrower for such 12-month period.

         Foreign Subsidiaries means Subsidiaries which are organized under the laws of a jurisdiction other than the United States of America, any State of the United States or any political subdivision thereof.

         Funding Loss means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day prior to the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or
(d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

         GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as Borrower provides to Agent such disclosures of the impact of such change as Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrower, Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

         Governmental Authority means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, any Obligor or their respective Property.

         Guaranties means, collectively, (i) the Guaranties dated concurrently herewith executed by Holdings, Cummings and each of the current Subsidiaries of Borrower (other than Foreign Subsidiaries) in favor of Agent, for the benefit of Lenders, and (ii) any and all other guaranties hereafter executed in favor of Agent, for the benefit of Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         Hazardous Substance means petroleum products and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         Holdings means NATCO Holdings, Inc., a Delaware corporation.

         Indebtedness means, without duplication, (a) all items which in accordance with GAAP would be included in the liability section of a balance sheet (other than trade accounts payable and accrued expenses (other than Interest Expense) arising in the ordinary course of business) on the date as of which Indebtedness is to be determined (excluding, to the extent applicable, capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, letter of credit contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed, equal to the lesser of the amount of such obligation or the fair market value of such Property; provided, that the term "Indebtedness" shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee reasonably acceptable to Agent in trust for the payment thereof.

         Interest Expense means, for any period, total interest expense accruing on Borrowed Money Indebtedness of Borrower and its Subsidiaries (other than NATCO Canada) during such period (including interest expense attributable to capitalized leases and interest incurred under interest rate swap, collar, cap or similar agreements providing interest rate protection), determined in accordance with GAAP.

         Interest Options means the Base Rate and each Eurodollar Rate, and "Interest Option" means any of them.

         Interest Payment Dates means (a) for Base Rate Borrowings, June 30, 1997 and the last day of each March, June, September and December thereafter prior to the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be, and the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period) and the Revolving Loan Maturity Date or the Term Loan Maturity Date, as the case may be.

Interest Period means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.3(c)(iii), 1, 2, 3 or 6 months thereafter, as Borrower shall elect in accordance herewith; provided, (1) unless Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Revolving Loan shall ever extend beyond the Revolving Loan Maturity Date and no Interest Period for a Term Loan shall ever extend beyond the Term Loan Maturity Date, and (5) no Interest Period for a Term Loan may commence before and end after the due date of any installment of principal on such Term Loan to the extent that such LIBOR Borrowing would have to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due.fp

         Interest Rate Risk Agreement means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by Borrower or any of its Subsidiaries for the purpose of reducing Borrower's or such Subsidiary's exposure to interest rate fluctuations and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented.

         Interest Rate Risk Indebtedness means all obligations of Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

         Investment means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than Accounts arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person.

         Issuer means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

         Key Agreements means the Purchase Agreement, the EXIM Facility, the NATCO Canada Credit Facility and any document or paper evidencing, securing or otherwise relating to any Subordinated Indebtedness.

         Legal Requirement means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

         Letter of Credit shall have the meaning assigned to such term in
Section 2.2(a) hereof.

         Letter of Credit Fee Percentage means (i) on any day prior to July 1, 1997, 1.75% and (ii) on and after July 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Letter of Credit Fee Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Letter of Credit Fee Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement):

                     Debt to                                Letter of Credit
                 Capitalization Ratio                       Fee Percentage
                 --------------------                       --------------
                 Greater than 40%                                   1.75

                 Greater than 30% but
                 less than or equal to 40%                          1.50

                 Greater than 20% but
                 less than or equal to 30%                          1.25

                 Less than or equal to 20%                          1.00

         Letter of Credit Liabilities means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be conclusive and binding, absent manifest error.

         LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower) as of 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by Agent at or before 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         LIBOR Borrowing means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

         LIBOR Business Day means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

         Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

         Loans means the Revolving Loans and the Term Loans provided for by
Section 2.1 hereof.

         Loan Documents means, collectively, this Agreement, the Notes, the Guaranties, all Applications, the Security Documents, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         Majority Lenders means, at any time while no Loans are outstanding, Lenders having greater than 66-2/3% of the aggregate amount of Revolving Loan Commitments, and at any time while Loans are outstanding, Lenders having greater than 66-2/3% of the aggregate amount of Term Loans outstanding plus Revolving Loan Commitments outstanding.

         Margin Percentage means (i) on any day prior to July 1, 1997, 1.00% with respect to Base Rate Borrowings and 2.75% with respect to LIBOR Borrowings and (ii) on and after July 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement):

             Debt to                               LIBOR Borrowings                  Base Rate Borrowings
         Capitalization Ratio                      Margin Percentage                  Margin Percentage
         --------------------                      -----------------                  -----------------
         Greater than 50%                                   2.75                              1.00

         Greater than 40% but
         less than or equal to 50%                          2.50                              1.00

         Greater than 30% but
         less than or equal to 40%                          2.00                              0.50

         Greater than 20% but
         less than or equal to 30%                          1.50                              0.00

         Less than or equal to 20%                          1.00                              0.00

         Material Adverse Effect means any material and adverse effect on the ability of an Obligor to perform its obligations under any Loan Document to which it is a party or on the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of (i) Borrower and its Subsidiaries (other than NATCO Canada) on a consolidated basis, (ii) Cummings or (iii) Holdings.

         Maximum Revolving Loan Available Amount means, at any date, an amount equal to the lesser of (i) the aggregate of the Revolving Loan Commitments or
(ii) the then effective Borrowing Base.

         NATCO Canada means NATCO Canada, Ltd., a limited liability company amalgamated under the laws of the Province of Alberta.

         NATCO Canada Credit Facility means that certain Commitment Letter dated November 24, 1994 executed by The Bank of Nova Scotia in favor of, and accepted by, Natco Canada (without amendment, other than to increase the aggregate loans thereunder to a maximum amount of $11,625,000 at any one time outstanding, except as approved by Agent and the Majority Lenders).

         Notes shall have the meaning assigned to such term in Section 2.6 hereof.

         Notice of Entire Agreement means a notice of entire agreement, in Proper Form, executed by Borrower, each other Obligor and Agent, as the same may from time to time be amended, modified, supplemented or restated.

         Obligations means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the outstanding Letter of Credit Liabilities hereunder on such date, plus (iii) all other outstanding liabilities, obligations and indebtedness of any Obligor under this Agreement, any Note, the Guaranties, all applications and the Security Documents on such date.

         Obligors means Borrower, Holdings, Cummings, each Person now or hereafter executing a Guaranty and/or a Security Agreement.

         Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership and with respect to a trust, the instrument establishing such trust and with respect to any other Person, the agreements or instruments pursuant to which such Person was formed; in each case including any and all modifications thereof and any and all future modifications thereof.

         Past Due Rate means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate plus the Margin Percentage for Base Rate Borrowings then in effect plus three percent (3%).

         PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         Permitted Dividends means (i) dividends or distributions by a Subsidiary of Borrower to Borrower or any other Subsidiary of Borrower, (ii) stock dividends and (iii) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), dividends paid by Borrower to its shareholders in aggregate amounts not to exceed: (1) for the fiscal year 1998, amounts to be applied to Subordinated Indebtedness of Cummings, corporate expenses of Holdings and NATCO (U.K.) Ltd., cash shortages of NATCO (U.K.) Ltd. and Holdings's cash portion of retiree medical expenses, such amounts not to exceed, in the aggregate $1,900,000 and (2) for the fiscal years 1999, 2000, 2001 and 2002, amounts to be applied to Subordinated Indebtedness of Cummings, corporate expenses of Holdings and Holdings's cash portion of retiree medical expenses, such amounts not to exceed, in the aggregate $1,500,000 for the fiscal year 1999, $2,000,000 for the fiscal year 2000 or $2,200,000 for the fiscal year 2001 or the fiscal year 2002.

         Permitted Investments means: (a) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year; (b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Ratings Services with maturities of not more than 180 days, and (c) certificates of deposit or repurchase obligations issued by any U.S. domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to Agent, all of the foregoing not having a maturity of more than one year from the date of issuance thereof.

         Permitted Liens means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor; (b) Liens in effect on the Effective Date and disclosed to the Lenders in the financial statements delivered on or prior to the Effective Date pursuant to Section 6.2 hereof or in a schedule hereto; (c) normal reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and encumbrances which do not secure Borrowed Money Indebtedness and which do not materially impair the value or utility of the applicable Property; (d) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at such time, a Lender); (e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP; (g) Liens imposed by law, such as landlords', carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP; (h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present value or utility of the applicable Property; (i) Liens securing purchase money Indebtedness permitted under
Section 8.1 hereof and covering the Property so purchased; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement, and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

         Plan means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         Prime Rate means, on any day, the prime rate for that day as determined from time to time by TCB. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and TCB, Agent and each Lender disclaims any statement, representation or warranty to the contrary. TCB, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         Principal Office means the principal office of Agent, presently located at 712 Main Street, Houston, Harris County, Texas 77002.

         Proper Form means in form and substance reasonably satisfactory to Agent.

         Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         Purchase Agreement means that certain Stock Purchase Agreement dated May 7, 1997, executed by and between Enterra Petroleum Equipment Group, Inc. and Borrower , as the same may from time to time be amended, modified, restated or supplemented.

         Qualified Institution means (a) any bank or trust company which is organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development or any political subdivision of any such country; and having capital, surplus and undivided profits aggregating at least $100,000,000.00 (or its equivalent in another currency) as of the date of such Person's most recent financial reports, and (b) any other Person approved in writing by Agent.

         Quarterly Dates means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

         Quarterly Financial Statements means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal quarter and an income statement and a statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial condition of such person as of such date. As to Borrower only, Quarterly Financial Statements shall also include unaudited consolidating financial statements for Borrower and unaudited consolidated financial statements for Borrower and its Subsidiaries (other than NATCO Canada), each in Proper Form, certified in each case by the chief financial officer or other authorized officer of Borrower as presenting fairly in all material respects the consolidating financial position of the applicable Person.

         Rate Designation Date means that Business Day which is (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date one Business Day preceding the date of such borrowing and (b) in the case of LIBOR Borrowings, 11:00 a.m., Houston, Texas time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

         Rate Designation Notice means a written notice substantially in the form of Exhibit B.

         Regulation D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         Regulatory Change means, with respect to any Lender, any change on or after the Effective Date in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

         Reimbursement Obligations means, as at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the applicable Issuers for the amount paid by such Issuers in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

         Request for Extension of Credit means a request for extension of credit duly executed by any responsible officer, which may include the president, the chief executive officer, the chief financial officer, any vice president or the treasurer of Borrower, appropriately completed and substantially in the form of Exhibit A attached hereto.

         Requirements of Environmental Law means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

         Revolving Loan means a Loan made pursuant to Section 2.1(b) hereof.

         Revolving Loan Availability Period means, for each Revolving Loan Lender, the period from and including the Effective Date to (but not including) the Revolving Loan Termination Date.

         Revolving Loan Commitment means, as to any Lender, the obligation, if any, of such Lender to make Revolving Loans and incur or participate in Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Loan Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to Section 2.3 hereof).

         Revolving Loan Commitment Percentage means, as to any Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Revolving

Loan Commitment and the denominator of which is the aggregate amount of the Revolving Loan Commitments of all Lenders.

         Revolving Loan Lender means each Lender with (i) prior to the Revolving Loan Termination Date, a Revolving Loan Commitment and (ii) on and after the Revolving Loan Termination Date, any outstanding Revolving Loan Obligations.

         Revolving Loan Maturity Date means the maturity of the Revolving Notes, June 30, 2000.

         Revolving Loan Obligations means, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Revolving Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

         Revolving Loan Termination Date means the earlier of (a) the Revolving Loan Maturity Date or (b) the date specified or deemed specified by Agent in accordance with Section 9.1 hereof.

         Revolving Notes means the Notes of Borrower evidencing the Revolving Loans, in substantially the form of Exhibit D hereto.

         Secretary's Certificate means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation certifying (a) that attached thereto are true and correct copies of resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the Loan Documents to be executed by such corporation; (b) the incumbency and signature of the officer of such corporation executing such Loan Documents on behalf of such corporation, and (c) that attached thereto are true and correct copies of the Organizational Documents of such corporation.

         Security Agreements means security agreements, each in Proper Form, executed or to be executed by Borrower (or any other applicable Obligor) in favor of Agent covering all of the real Property (other than real Property owned as of the Effective Date) and material personal Property of Borrower and its Subsidiaries (other than Foreign Subsidiaries), as the same may from time to time be amended, modified, restated or supplemented. Notwithstanding the foregoing, Borrower shall not be required to grant a Lien to Agent on more than 65% of the issued and outstanding equity interests owned by Borrower in its Foreign Subsidiaries.

         Security Documents means, collectively, the Security Agreements, the Financing Statements and any and all other security documents now or hereafter executed and delivered by any Obligor to secure all or any part of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         Stated Rate means, with respect to any Lender, the effective weighted per annum rate of interest applicable to the Loans made by such Lender; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. If the Notes mature (or are prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of the Loan Documents, Borrower promises to pay on demand to the order of the holder of each Note interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest which would have accrued on such Note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on such Note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over
(b) the total interest actually accrued on such Note to such maturity (or prepayment) date. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

         Subordinated Indebtedness means all Indebtedness of Borrower and its Subsidiaries which has been subordinated on terms and conditions satisfactory to the Majority Lenders, in their sole discretion, to the Obligations, whether now existing or hereafter incurred. Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Agent shall have received copies of the documentation evidencing or relating to such Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Indebtedness and evidencing the terms and conditions of subordination required by the Majority Lenders.

         Subsidiary means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

         Tangible Net Worth means, with respect to Borrower and its Subsidiaries, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings, less treasury stock (if any), minus (i) goodwill and (ii) all other assets that are properly classified as intangible assets, but plus the amount of noncash write downs of long-lived assets in compliance with generally accepted accounting principles or guidelines of the Securities Exchange Commission, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis.

         Taxes shall have the meaning ascribed to it in Section 4.1(d) hereof.

         Term Loan means a Loan made pursuant to Section 2.1(a) hereof.

         Term Loan Lender means each Lender with any outstanding Term Loans.

         Term Loan Maturity Date means June 30, 2002.

         Term Notes means the Notes of Borrower evidencing the Term Loans, in substantially the form of Exhibit C hereto.

         Texas Credit Code means Title 79, Texas Revised Civil Statutes, 1925, as amended.

         Total Capitalization means the sum of, without duplication, the Borrowed Money Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, and preferred stock and the consolidated stockholders' equity (including paid-in capital and retained earnings) of Borrower and its Subsidiaries, determined in accordance with GAAP.

         Unfunded Liabilities means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes in the event of complete withdrawal from such plans.

         1.2 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

2.       Commitments and Loans.

         2.1 Loans. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Sections
5.1 and 5.2 hereof), to make Loans as follows:

         (a) Term Loans. On the Effective Date, each Term Loan Lender shall make a loan to Borrower in the amount set forth opposite such Term Loan Lender's name on the signature pages hereof under the caption "Term Loans".

         (b) Revolving Loans. From time to time on or after the Effective Date and during the Revolving Loan Availability Period, each Revolving Loan Lender shall make loans under this Section 2.1(b) to Borrower in an aggregate principal amount at any one time outstanding (including its Revolving Loan Commitment Percentage of all Letter of Credit Liabilities at such time) up to but not exceeding such Lender's Revolving Loan Commitment Percentage of the Maximum Revolving Loan Available Amount. Subject to the conditions in this Agreement, any such Revolving Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Revolving Loans shall be due and payable in full on the Revolving Loan Termination Date. Borrower, Agent and the Lenders agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Revolving Notes or any Revolving Loan Obligation. The aggregate of all Revolving Loans to be made by the Lenders in connection with a particular borrowing shall be equal to the lesser of (a) the remaining unused portion of the Revolving Loan Commitments or (b) a multiple of $100,000.

         2.2     Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $5,000,000, (i) Borrower shall have the right to, in addition to Loans provided for in Section 2.1 hereof, utilize the Revolving Loan Commitments from time to time during the Revolving Loan Availability Period by obtaining the issuance of letters of credit for the account of Borrower if Borrower shall so request in the notice referred to in
Section 2.2(b)(i) hereof (such letters of credit, together with the Existing Letters of Credit, as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit)" and (ii) TCB agrees to issue such Letters of Credit. Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Loan Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Revolving Loan Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Revolving Loan Termination Date. Any Letter of Credit that shall have an expiration date after the Revolving Loan Termination Date shall be subject to Cover or backed by a letter of credit in Proper Form issued by a Qualified Institution to Agent. TCB or, with the prior approval of Borrower and Agent, another Lender shall be the Issuer of each Letter of Credit.

         (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

                 (i) Borrower shall give Agent notice requesting each issuance of a Letter of Credit hereunder as provided in Section 4.3 hereof and shall furnish such additional information regarding such transaction as Agent may reasonably request. Upon receipt of such notice, Agent shall promptly notify each Revolving Loan Lender of the contents thereof and of such Lender's Revolving Loan Commitment Percentage of the amount of such proposed Letter of Credit.

                 (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Revolving Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the Maximum Revolving Loan Available Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Loan Lender shall be deemed to be utilized for all purposes hereof, including Section 2.4(a), in an amount equal to such Lender's Revolving Loan Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

                 (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify Borrower and each Lender as to the amount to be paid as a result of such demand and the payment date therefor. If at any time prior to the earlier of the expiration date of a Letter of Credit or the Revolving Loan Termination Date any Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Revolving Loan Lender will pay to Agent immediately upon demand by such Issuer at any time during the period commencing after such payment until reimbursement thereof in full by Borrower, an amount equal to such Lender's Revolving Loan Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston time on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. To the extent that it is ultimately determined that the Borrower is relieved of its obligation to reimburse the applicable Issuer because of such Issuer's gross negligence or willful misconduct in determining that documents received under any applicable Letter of Credit comply with the terms thereof, the applicable Issuer shall be obligated to refund to the paying Lenders all amounts paid to such Issuer to reimburse Issuer for the applicable drawing under such Letter of Credit.

                 (iv) Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Agent, on the date on which the Agent notifies Borrower of the date and amount of any payment by the Issuer of any drawing under a Letter of Credit, for the amount paid by any Issuer upon such drawing, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.1 and 5.2 hereof, the limitation on size contained in
         Section 2.1(b) and to the Maximum Revolving Loan Available Amount (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Revolving Loans. Agent will pay to each Revolving Loan Lender such Lender's Revolving Loan Commitment Percentage of all amounts received from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to Agent in respect of such Letter of Credit pursuant to clause (iii) above.

                 (v) Borrower will pay to Agent at the Principal Office for the account of each Revolving Loan Lender a letter of credit fee with respect to each Letter of Credit equal to the greater of (x) $300 or (y) the Letter of Credit Fee Percentage multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable quarterly in advance on the date of the issuance thereof and on each three (3) month anniversary of such issuance (with any unearned fees to be refunded upon the termination of or draw under the applicable Letter of Credit). Agent will pay to each Revolving Loan Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause (v), an amount equal to the product of such Lender's Revolving Loan Commitment Percentage times the amount of such fees. In addition to and cumulative of the above described fees, Borrower shall pay to Agent, for the account of the applicable Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fronting fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fronting fee to be retained by the applicable Issuer for its own account).

                 (vi) The issuance by the applicable Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 5 hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Agent, and (B) that Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the Agent, each Issuer, the Borrower and each Lender agree that the terms hereof shall control.

                 (vii) Issuer will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit issued by Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

         (c) Indemnification; Release. Borrower hereby indemnifies and holds harmless Agent, each Revolving Loan Lender and each Issuer from and against any and all claims, damages, losses, liabilities, costs or expenses which Agent, such Lender or such Issuer may incur (or which may be claimed against Agent, such Lender or such Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrower shall not be required to indemnify or hold harmless any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) the willful misconduct or gross negligence of the party seeking indemnification or exoneration, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Borrower hereby releases, waives and discharges Agent, each Revolving Loan Lender and each Issuer from any claims, causes of action, damages, losses, liabilities, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE

NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of Agent, any Issuer or any other Revolving Loan Lender to fulfill or comply with its obligations to the other parties hereunder (but nothing herein contained shall affect any rights Borrower may have against such defaulting party). Nothing in this Section 2.2(c) is intended to limit the obligations of Borrower under any other provision of this Agreement.

         (d) Additional Costs in Respect of Letters of Credit. Subject to Sections 11.7 and 11.15 hereof, if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than any tax based on or measured by net income), reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Revolving Loan Lender of issuing or maintaining any Letter of Credit or any participation therein, or materially reduce any amount receivable by any Revolving Loan Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify Borrower through Agent (which notice shall be accompanied by a statement setting forth in reasonable detail the basis for the determination of the amount due), and within 15 Business Days after demand therefor by such Lender through Agent, Borrower shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Such statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to Borrower, shall be conclusive as to the amount thereof, absent manifest error, and may be computed using any reasonable averaging and attribution method. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after any executive officer of such Lender obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the issuance or maintenance of Letters of Credit by such Lender or will take such other action as Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, can be undertaken at no additional cost (unless Borrower agrees to pay such costs), will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is not located in the United States of America).

         2.3     Terminations or Reductions of  Commitments.

         (a) Mandatory. On the Revolving Loan Termination Date, all Revolving Loan Commitments shall be terminated in their entirety.

         (b) Optional. Borrower shall have the right to terminate or reduce the unused portion of the Revolving Loan Commitments at any time or from time to time, provided that (i) Borrower shall give notice of each such termination or reduction to Agent as provided in Section 4.3 hereof and (ii) each such partial reduction shall be in an integral multiple of $500,000.

         (c) No Reinstatement. No termination or reduction of the Revolving Loan Commitments may be reinstated without the written approval of Agent and the Lenders.

         2.4     Commitment Fees.

         (a) Borrower shall pay to Agent for the account of each Revolving Loan Lender revolving loan commitment fees for the Revolving Loan Availability Period at a rate per annum equal to the Commitment Fee Percentage. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Revolving Loan Lender's Revolving Loan Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Lender's Revolving Note on such day plus (ii) the aggregate Letter of Credit Liabilities as to such Lender for such day. Accrued revolving loan commitment fees shall be payable in arrears on the Quarterly Dates prior to the Revolving Loan Termination Date and on the Revolving Loan Termination Date.

         (b) All past due fees payable under this Section shall bear interest at the Past Due Rate.

         2.5 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary, (a) no Lender shall be required to make or maintain Revolving Loans at any time outstanding if as a result the total Revolving Loan Obligations to such Lender shall exceed the lesser of (1) such Lender's Revolving Loan Commitment Percentage of all Revolving Loan Obligations and (2) such Lender's Revolving Loan Commitment Percentage of the Maximum Revolving Loan Available Amount and (b) if a Revolving Loan Lender fails to make a Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Revolving Loan Commitment Percentages until the Revolving Loan Obligations of each Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Revolving Loan Obligations.

         2.6 Notes. The Revolving Loans made by each Lender shall be evidenced by a single Revolving Note of Borrower in substantially the form of Exhibit D hereto payable to the order of such Lender in a principal amount equal to the Revolving Loan Commitment of such Lender, and otherwise duly completed. The Term Loans made by each Lender shall be evidenced by a single Term Note of Borrower in substantially the form of Exhibit C hereto payable to the order of such Lender in a principal amount equal to the sum of the outstanding principal balance of the Term Loans made by such Lender, and otherwise duly completed. The promissory notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

         2.7 Use of Proceeds. The proceeds of the Loans shall be used to refinance existing Borrowed Money Indebtedness of Borrower, to finance the acquisition and related costs contemplated by the Purchase Agreement and for other working capital and general corporate purposes. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

3.       Borrowings, Payments, Prepayments and Interest Options.

         3.1 Borrowings. Borrower shall give Agent notice of each borrowing to be made hereunder as provided in Section 4.3 hereof and Agent shall promptly notify each Lender of such request. Not later than 11:00 a.m. Houston time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by Borrower and approved by Agent.

         3.2     Prepayments.

         (a) Optional Prepayments. Except as provided in Section 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any premium, penalty or fee, any Loans at any time or from time to time, provided that Borrower shall give Agent notice of each such prepayment as provided in Section 4.3 hereof. Each optional prepayment on a Loan shall be in an amount equal to an integral multiple of $500,000. Such optional prepayments of Term Loans shall be applied ratably (based on outstanding principal balances) to all Term Notes and shall be applied to scheduled principal installments in inverse order of their maturities.

         (b) Mandatory Prepayments and Cover. Except, in each case, as provided in Section 3.3 hereof,

                 (1)      Insurance Proceeds and Condemnation Awards.

                          (i) Promptly following the receipt thereof by Borrower or any of its Subsidiaries (other than Foreign Subsidiaries), Borrower shall deposit or cause to be deposited with Agent in an interest bearing account (but without any obligation to maximize such interest) all of the net cash proceeds of any payment or award in excess of $500,000 made to any such Person under any policy of Property insurance with respect to any Property owned by such Person or pursuant to any condemnation award with respect to any such Property; provided such amounts have not theretofore been reasonably expended for the restoration or replacement of the asset in respect of which such payment or award was made. Such amounts shall be collaterally assigned to Agent as security for the Obligations in a manner reasonably acceptable to Agent. Upon delivery to Agent of written certification by Borrower that the applicable Obligor has reasonably expended amounts or committed in writing to expend amounts for the restoration or replacement of the asset in respect of which such payment or award was made, specifying the amount expended or committed, so long as no Default or Event of Default shall have occurred and be continuing any such amount deposited with Agent shall be released by Agent to Borrower; provided, however, that, in the event that within 180 days of receipt of such payment or award by Borrower, to the extent Borrower shall not have actually spent or certified to Agent its intention to expend a substantially equivalent amount for the restoration or replacement of the asset in respect of which such payment or award was made or to purchase other assets that may be productively used in the business of the Borrower or the applicable Subsidiary, Borrower shall make a prepayment on the Term Loans (using any funds deposited with Agent pursuant to this Section 3.2(b)(1) or other funds) in the amount of the excess of the amount of such payment or award over the amount of such expenditures and/or commitment on such 180th day.
                 Such prepayment shall be applied to the Term Notes secured by the applicable Collateral and shall be applied to scheduled principal installments in inverse order of their maturities.

                          (ii) In cases where the amount of the net cash proceeds of any payment or award is equal to or less than $500,000 and no Default or Event of Default has occurred and is continuing, such proceeds may be paid to any Obligor, and if received by Agent shall be paid by Agent to Borrower, for use in paying for replacements or repairs of or substitutes for the damaged, destroyed or taken assets or in a manner otherwise consistent with this Agreement.

                          (2) Excess Cash Flow. Within fifteen (15) Business Days after the delivery of the Annual Financial Statements pursuant to Section 7.2 hereof with respect to each fiscal year of Borrower (commencing with the fiscal year ending on March 31, 1998), Borrower shall make a prepayment on the Term Loans in an amount equal to (i) Excess Cash Flow for such fiscal year times 50% less (ii) optional prepayments made on the Term Loans during such fiscal year. Such prepayment shall be applied ratably to the Term Notes (based on outstanding principal balances) and shall be applied to scheduled principal installments in inverse order of their maturities.

                          (3) Borrowing Base. Borrower shall from time to time on demand by Agent prepay the Revolving Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Revolving Loan Obligations shall be less than or equal to the Maximum Revolving Loan Available Amount.

                          (4) Sale of Assets. Borrower shall make the payments required by Section 8.4(c) hereof.

         (c)     Term Loan Amortization.   The principal of the Term Notes
shall be due and payable in quarterly installments, each due on a Quarterly Date, beginning on September 30, 1997, equal to $357,143 (in the aggregate for all Term Notes) and allocated among the Term Loan Lenders pro rata in accordance with the unpaid principal balances of the Term Notes held by the Term Loan Lenders. On the Term Loan Maturity Date, the entire unpaid principal balance of each Term Note and all accrued and unpaid interest on the unpaid principal balance of each Term Note shall be finally due and payable.

         (d) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

         (e) Payments and Interest on Reimbursement Obligations. Borrower will pay to Agent for the account of each Lender the amount of each Reimbursement Obligation as set forth in Section 2.2(b)(iv). Subject to
Section 11.7 hereof, Borrower will pay to Agent for the account of each Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full within five (5) days after the date due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the expiration of such five (5) day period until the same is paid in full.

         3.3     Interest Options

         (a) Options Available. The outstanding principal balance of the Notes shall bear interest at the Base Rate; provided, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

         (b) Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.3(a) and the provisions of Section 3.3(c), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Notes. The Interest Options shall be designated or converted in the manner provided below:

         (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan and type (i.e. Revolving Loan or Term Loan) which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

         (ii) No more than three (3) LIBOR Borrowings shall be in effect with respect to the Revolving Loans at any time. No more than three (3) LIBOR Borrowings shall be in effect with respect to the Term Loans at any time.

         (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

         (iv) Except as provided in Section 3.3(c) hereof, no LIBOR Borrowing may be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

         (v) Each request for a LIBOR Borrowing shall be in the amount equal to $500,000 or an integral multiple of $100,000 in excess thereof.

         (vi) Each designation of an Interest Option with respect to the Revolving Notes shall apply to all of the Revolving Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Term Notes shall apply to all of the Term Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

         (c)     Special Provisions Applicable to LIBOR Borrowings.

         (i) Options Unlawful. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish such LIBOR Borrowing shall forthwith be canceled and Borrower shall on the last day the Interest Period relating to any outstanding LIBOR Borrowing (or within such earlier period as may be required by applicable law) (1) convert the LIBOR Borrowing of such Lender to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion.
If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

         (ii) Increased Cost of Borrowings. Subject to Section 11.15, if the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar
Rate:

                 (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

                 (2) change the basis of taxation of payments due from Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

                 (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other Property owned or held by any Lender; or

                 (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonable request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

         (iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, Agent (or, in the case of clause 3 below, the applicable Lender) shall have determined (which determination shall be conclusive and binding upon Borrower, absent manifest error) that:

                 (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

                 (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower, or

                 (3) any applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period, then Agent shall give Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

         (iv) Funding Losses. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. Subject to Section 11.15, this indemnity shall survive the payment of the Notes. Within 15 Business Days after demand by Agent (accompanied by a certificate of such Lender setting forth in reasonable detail the amount and calculation of the amount claimed as to any Funding Losses, which shall be conclusive and binding upon Borrower, absent manifest error), Borrower shall pay to Agent, for the account of such Lender, the amount of such Funding Losses.

         (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this

Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

         (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

4.       Payments; Pro Rata Treatment; Computations, Etc.

         4.1     Payments.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. Houston time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

         (b) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m. Houston time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m. Houston time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of Section 4.2(d) regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing.

         (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in clause (2) of the definition of "Interest Period") shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         (d) All payments by the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of Agent, each Issuer and each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes"). If as a result of any change in law (or the interpretation thereof) after the date that Agent, the applicable Issuer or the applicable Lender became a party to this Agreement, any withholding or deduction from any payment to be made to, or for the account of, such Person by any Obligor hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Person, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Person would have received had no such withholding or deduction been required. Each such Person shall determine such additional amount or amounts payable to it (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower). If Agent, any Issuer or any Lender becomes aware that any such withholding or deduction from any payment to be made by any Obligor hereunder or under any other Loan Document is required, then such Person shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to
Section 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Section
11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         4.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1 hereof shall be made (x) in the case of Term Loans, ratably from the Term Loan Lenders in accordance with the amounts set forth opposite their signature lines hereto under the heading "Term Loans" and (y) in the case of Revolving Loans, ratably from the Revolving Loan Lenders in accordance with their respective Revolving Loan Commitments; (b) each payment of revolving loan commitment fees shall be made for the account of the Revolving Loan Lenders, and each termination or reduction of the Revolving Loan Commitments of the Revolving Loan Lenders under
Section 2.3 hereof shall be applied, pro rata, according to the Revolving Loan Lenders' respective Revolving Loan Commitments; (c) each payment by Borrower of principal of or interest on the Term Loans or Revolving Loans, as the case may be, prior to the occurrence of an Event of Default (or after the applicable Event of Default shall have been fully cured or waived) shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Term Loans or Revolving Loans, as the case may be, held by the Lenders; (d) each payment by Borrower of principal of or interest on the Term Loans or Revolving Loans, as the case may be, while an Event of Default shall have occurred and be continuing shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Obligations held by the Lenders (i.e. such payments shall be shared by all of the Lenders and not restricted to the holders of Revolving Notes or Term Notes, regardless of any attempted contrary designation by Borrower), and (e) the Revolving Loan Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in each Letter of Credit to the extent of their respective Revolving Loan Commitment Percentages.

         4.3 Certain Actions, Notices, Etc. Notices to Agent of any termination or reduction of Revolving Loan Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by Agent not later than 11:00 a.m. Houston time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                                    Number of Business Days
                                                                          Prior Notice
                                                                          ------------
                 Termination or Reduction of
                 Revolving Loan Commitments                                  5

                 Revolving Loan repayment                                    same day

                 Borrowing at the Base Rate                                  1

                 Letter of Credit issuance                                   2

                 Prepayments required pursuant to
                 Section 3.2(b)                                              same day
                 --------------

                 Optional prepayment of
                 Term Loan                                                   5

                 Selection of a Eurodollar Rate                              3 LIBOR
                                                                             Business Days


Each such notice of termination or reduction shall specify the amount of the applicable Revolving Loan Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). Agent shall promptly notify the affected Lenders of the contents of each such notice.

         4.4 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, Borrower and, if Borrower fails to pay the amount thereof to Agent forthwith upon demand, the Lenders ratably in proportion to their respective Revolving Loan Commitment Percentages) shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         4.5 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or Lien granted under Section 9.2 hereof), banker's lien, counterclaim or similar right or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

5.       Conditions Precedent.

         5.1 Initial Loans and Letters of Credit. The obligation of each Lender or each Issuer to make its initial Loans or issue or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Agent:

         (a) Authorization and Status. Agent shall have received (i) copies of the Organizational Documents of each Obligor certified as true and correct by its secretary, assistant secretary or other equivalent officer, (ii) evidence reasonably satisfactory to Agent of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary, assistant secretary or other equivalent officer of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby), and (iii) such certificates as may be appropriate to demonstrate the qualification and good standing of each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify could reasonably be expected to have a Material Adverse Effect.

         (b) Incumbency. Each Obligor shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents to which it is a party related to any Loan or the issuance of any Letter of Credit and
(ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

         (c) Notes. Agent shall have received the appropriate Notes of Borrower for each Lender, duly completed and executed.

         (d) Loan Documents. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agent shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agent may approve.

         (e) Security Matters. All such action as Agent shall have requested to perfect the Liens created pursuant to the Security Documents which are in effect as of the Effective Date shall have been taken, including, without limitation, where applicable, the filing and recording of the Security Documents with the appropriate Governmental Authorities. Agent shall also have received evidence satisfactory to it that the Liens created by the Security Documents constitute first priority Liens, except for the exceptions expressly provided for herein or therein, including, without limitation, Uniform Commercial Code search reports, satisfactory title evidence in form and substance acceptable to Agent, and executed releases of any prior Liens (except as permitted by Section 8.2).

         (f) Fees and Expenses. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent.

         (g) Insurance. Borrower shall have delivered to Agent certificates of insurance satisfactory to Agent evidencing the existence of all insurance required to be maintained by each Obligor by this Agreement and the Security Documents.

         (h) Opinions of Counsel. Agent shall have received such opinions of counsel to Obligors as Agent shall reasonably request with respect to Obligors and the Loan Documents.

         (i) Consents. Agent shall have received evidence satisfactory to the Majority Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

         (j) Key Agreements. Agent shall have received copies of the Key Agreements (other than the documents relating to the EXIM Facility, which shall be delivered as soon as available), in Proper Form, and, where applicable, shall have received evidence satisfactory to Agent that the transactions contemplated therein have been consummated, subject only to the requested funding of Loans. Upon request of Agent or the Majority Lenders, the copies of any designated Key Agreements shall be certified as true, correct and complete by Borrower.

         (k) Equity. Borrower shall have received (through equity contributions by Holdings to Borrower) not less than $10,000,000 in proceeds from the sale of equity interests in Holdings.

         (l) Purchase Agreement. Agent shall have received evidence satisfactory to the Majority Lenders that, concurrently with the initial Loan made hereunder, the acquisition contemplated by the Purchase Agreement shall be consummated, including the delivery to Borrower of an indemnity regarding environmental liabilities, in Proper Form, from Weatherford Enterra, Inc.

         (m) Other Documents. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

         5.2 All Loans and Letters of Credit. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit is subject to: (a) the accuracy, in all material respects, on the date of such Loan or such issuance of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents; (b) Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 11:00 a.m. Houston time on the Business Day on which such Request for Extension of Credit must be given under Section 4.3 hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as Agent may reasonably require;
(c) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no event which could reasonably be expected to have a Material Adverse Effect; (d) no Default or Event of Default shall have occurred and be continuing, and (e) the making of such Loan or the issuance of such Letter of Credit shall not be illegal or prohibited by any Legal Requirement. The submission by the Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit have been satisfied.

6.       Representations and Warranties.

         To induce Agent, the Issuers and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit) to the Lenders, the Issuers and Agent as follows:

         6.1 Organization. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         6.2 Financial Statements. Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of (a) Borrower and its Subsidiaries, (b) NATCO Canada, (c) Cummings and (d) Holdings, respectively, as at the end of the fiscal year ended March 31, 1996, (ii) unaudited consolidating financial statements (including a balance sheet) as to Borrower and its Subsidiaries which fairly present in all material respects, in accordance with GAAP, the financial condition and the results of operations of Borrower and its Subsidiaries, on a consolidating basis, as at the end of the fiscal year ended March 31, 1996 and (iii) unaudited financial statements (including a balance sheet) as to Borrower and its Subsidiaries which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower and its Subsidiaries as at the end of the fiscal quarter ended December 31, 1996. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Effective Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements provided to Agent which are not so reflected.

         6.3 Enforceable Obligations; Authorization. The Loan Documents to which the applicable Obligors are parties are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by the respective Obligors (a) have all been duly authorized by all necessary action; (b) are within the power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which could reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound, and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except in favor of Agent or as expressly contemplated herein or therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Loan Documents, the Liens of the Security Documents, will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever except Permitted Liens.

         6.4 Other Debt. No Obligor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which default could reasonably be expected to have a Material Adverse Effect.

         6.5 Litigation. There is no litigation or administrative proceeding, to the knowledge of any executive officer of Borrower, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or could reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default could reasonably be expected to have a Material Adverse Effect.

         6.6 Title. Each Obligor has good and marketable title to the Collateral, if any, pledged (or purported to be pledged) by such Obligor pursuant to the Security Documents, free and clear of all Liens except Permitted Liens.

         6.7 Taxes. Each Obligor has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith or where the failure to make required filings or pay required taxes could not reasonably be expected to have a Material Adverse Effect.

         6.8 Regulations G, U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

         6.9 Subsidiaries. As of the Effective Date, Borrower has no Subsidiaries other than NATCO Canada, NATCO Japan Co., Inc., a Japanese corporation, National Tank Company, S.A., a Venezuelan corporation, Total Engineering Services Team, Inc., a Louisiana corporation, Test, Inc., a Louisiana corporation, Test International, Inc., a Cayman Islands company, and Test International E.C., a Bahranian company.

         6.10 No Untrue or Misleading Statements. No document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document contains any untrue material statement of fact or omits to state any such fact necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect.

         6.11 ERISA. With respect to each Plan, Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) could reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any member of the Controlled Group. Unfunded Liabilities as of the date hereof do not exceed $500,000. No "prohibited transaction" has occurred with respect to any Plan.

         6.12 Investment Company Act. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         6.13 Public Utility Holding Company Act. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         6.14 Solvency. After giving effect to the equity contributions required under the provisions of Section 5.1(k), none of Borrower, any Obligor, or Borrower and its Subsidiaries, on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas or of any jurisdiction in which any of the Collateral may be located.

         6.15    Fiscal Year.  The fiscal year of each Obligor ends on March 31.

         6.16 Compliance. Each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.17 Environmental Matters. Each Obligor has, to the best knowledge of their respective executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which could reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of their respective executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not subject to any (A) Environmental Claims or (B), to the best knowledge of their respective executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which could reasonably be expected to have a Material Adverse Effect. None of the officers of any Obligor has received any notice of any violation or alleged violation of any

Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which could reasonably be expected to have a Material Adverse Effect. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which could reasonably be expected to have a Material Adverse Effect, for which the applicable Obligor has not made good faith provisions in its business plan and projections of financial performance.

         6.18 Collateral Covered. As of the Effective Date, the Collateral covered by the Security Documents constitutes substantially all material personal Property owned by the Borrower and its Subsidiaries (other than Foreign Subsidiaries).

7.       Affirmative Covenants.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each other Obligor (unless limited by the language of the applicable provision to less than all of the Obligors) to do or cause to be done, each and all of the following:

         7.1 Taxes, Existence, Regulations, Property, Etc. At all times, except where failure or noncompliance could not reasonably be expected to have a Material Adverse Effect: (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor;
(b) do all things necessary to preserve its existence, qualifications, rights and franchises; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

         7.2 Financial Statements and Information. Furnish to Agent and each Lender each of the following: (a) as soon as available and in any event within 120 days after the end of each applicable fiscal year, beginning with the fiscal year ending on March 31, 1998, Annual Financial Statements of Borrower, NATCO Canada, Holdings and Cummings; (b) as soon as available and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each applicable fiscal year, Quarterly Financial Statements of Borrower, NATCO Canada, Holdings and Cummings; (c) concurrently with the financial statements provided for in Subsections 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by a duly authorized officer of Borrower as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of June 30, 1997, a compliance certificate ("Compliance Certificate") substantially in the form of Exhibit F hereto, duly executed by such authorized officer; (d) by June 30 of each fiscal year, Borrower's annual business plan for the next fiscal year (including its proforma balance sheet and income and cash flow projections for such fiscal year); (e) promptly upon their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by any Obligor to shareholders generally and each regular or periodic report and each registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by any Obligor with, or received by any Obligor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; (f) (1) as of the Effective Date and (2) within 10 days after (i) the end of each calendar month or (ii) receipt of a request therefor (which may be given from time to time) from Agent, a Borrowing Base Certificate as at the Effective Date or the last day of such calendar month or the date of such receipt, as the case may be, together with such supporting information as Agent may reasonably request; (g) within 20 days after (i) the end of each calendar quarter or (ii) receipt of a request therefor (which may be given from time to time) from Agent, (1) a listing and aging of the Accounts of Borrower and its Subsidiaries (other than NATCO Canada) as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as Agent may reasonably request and (2) a summary of the Inventory of Borrower and its Subsidiaries (other than NATCO Canada) as of the end of the most recently ended calendar month, prepared in reasonable detail and containing such other information as Agent may reasonably request; (h) from time to time, at any time upon the request of Agent, but at the cost of Borrower, a report of an independent collateral field examiner approved by Agent in writing and reasonably acceptable to Borrower (which may be, or be affiliated with, Agent or one of the Banks) with respect to the Accounts and Inventory components included in the Borrowing Base (provided, however, that so long as no Event of Default has occurred and is continuing, Agent shall not require such a report more than once per calendar year and during the continuance of an Event of Default, Agent shall not require such a report more than once per calendar quarter), and (i) such other information relating to the condition (financial or otherwise), operations, prospects or business of any Obligor as from time to time may be reasonably requested by Agent. Each delivery of a financial statement pursuant to this Section 7.2 shall constitute a restatement of the representations contained in the last two sentences of
Section 6.2.

         7.3     Financial Tests.  Have and maintain:

                 (a) Tangible Net Worth - Tangible Net Worth of not less than (1) at all times during the period commencing on the Effective Date through and including June 30, 1997, an amount equal to $9,400,000 and (2) at all times during each fiscal quarter thereafter, the minimum Tangible Net Worth required as of the end of the immediately preceding fiscal quarter plus 50% of the net income of Borrower and its Subsidiaries, on a consolidated basis (if positive), for the period from March 31, 1997 through the last day of the fiscal quarter ending immediately prior to the date of such calculation plus 100% of the net proceeds realized from the issuance of any equity securities by Borrower or its Subsidiaries during that period.

                 (b) Debt to Capitalization Ratio - a Debt to Capitalization Ratio of not greater than (1) 60% at all times during the period commencing on the Effective Date through and including June 30, 1998; (2) 50% at all times during the period commencing on July 1, 1998 through and including June 30, 1999, and (3) 45% at all times thereafter.

                 (c) Fixed Charge Coverage Ratio - a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 at all times.

         7.4 Inspection. Permit Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property in a manner consistent with applicable safety requirements and policies of insurance, to examine its files, books and records, except classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent may reasonably desire.

         7.5 Further Assurances. Promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents, and in order to grant, preserve protect and perfect the validity and priority of the Liens created by the Security Documents.

         7.6 Books and Records. Maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

         7.7 Insurance. Maintain insurance on its Property with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and Properties in the same general areas in which Borrower or such Subsidiary operates or as Agent may otherwise reasonably require, and furnish Agent satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Agent shall be provided with a certificate showing coverages provided under the policies of insurance and such policies shall be endorsed to the effect that they will not be canceled for nonpayment of premium, reduced or affected in any material manner without thirty (30) days' prior written notice to Agent.

         7.8 Notice of Certain Matters. Give Agent written notice of the following promptly after any executive officer of Borrower shall become aware of the same:

         (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

         (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $250,000 or which could reasonably be expected to result in a Default hereunder; and

         (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.

Borrower will also notify Agent in writing at least 30 days prior to the date that it or any of its Subsidiaries changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. After the Effective Date, Borrower will notify Agent in writing at least 45 days prior to Borrower's or any of its Subsidiaries' (other than Foreign Subsidiaries) acquisition of any real Property or any material personal Property having aggregate fair market value in excess of $1,000,000, wherever located, other than the Collateral covered by the Security Documents (such acquisition or ownership being herein called an "Additional Collateral Event" and the Property so acquired or owned being herein called "Additional Collateral").

         7.9 Capital Adequacy. If any Lender shall have determined that the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Letters of Credit, the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to Agent) as provided below, pay (subject to

Sections 11.7 and 11.15 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to Borrower and shall be conclusive and binding, absent manifest error. Borrower shall pay the amount shown as due on any such certificate within fifteen (15) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         7.10    ERISA Information and Compliance.  Promptly furnish to Agent
(i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an authorized officer of Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect. Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in a timely manner all required PBGC premiums, in each case, except to the extent that failure to do the same could not reasonably be expected to have a Material Adverse Effect.

         7.11 Additional Security Documents. As soon as practicable and in any event within 30 days after an Additional Collateral Event, Borrower shall
(a) execute and deliver or cause to be
executed and delivered Security Documents, in Proper Form, in favor of Agent and duly executed by the applicable Obligor, granting a first-priority Lien (except for Permitted Liens and except for Liens securing the EXIM Facility covering the "International Collateral", as such term is defined in the Security Agreements) upon the applicable Additional Collateral securing all of the Obligations (except as Agent may otherwise agree in order to limit recording taxes or similar charges based upon the amount secured), and such other documents (including, without limitation, all items reasonably required by Agent in connection with the applicable Security Documents previously executed hereunder, all in Proper Form) as may be reasonably required by Agent in connection with the execution and delivery of such Security Documents; (b) deliver or cause to be delivered such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request, and (c) pay in full all documentary stamps, filing and recording fees, taxes and other fees and charges payable in connection with the filing and recording of any such Security Document.

8.       Negative Covenants.

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

         8.1 Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Indebtedness under this Agreement and the other Loan Documents and Indebtedness secured by Liens permitted by Section 8.2 hereof; (b) the liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the Effective Date pursuant to Section 6.2 hereof, and subject to Section 8.10 hereof, all renewals, extensions and replacements (but not increases) of any of the foregoing; (c) the Interest Rate Risk Indebtedness; (d) purchase money Indebtedness to acquire Equipment obtained by Borrower or any of its Subsidiaries in the ordinary course of business not exceeding $2,000,000 at any one time outstanding, in the aggregate for all such Indebtedness; (e) Indebtedness of NATCO Canada and its Subsidiaries under the NATCO Canada Credit Facility; (f) Subordinated Indebtedness; (g) Indebtedness of Borrower and its Subsidiaries under the EXIM Facility; (h) Indebtedness created under leases which, in accordance with GAAP have been recorded or should be recorded as capital leases, in an aggregate amount not to exceed $500,000 at any one time outstanding, and (i) without limitation of any other part of this Section, Indebtedness of Borrower or any of its Subsidiaries created, incurred or assumed after the Effective Date, in an aggregate amount not to exceed $500,000 at any one time outstanding.

         8.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; except: (a) Liens created pursuant to any Loan Document; (b) Permitted Liens;
(c) Liens upon Property of NATCO

Canada or its Subsidiaries securing the NATCO Canada Credit Facility; (d) Liens upon "International Collateral" (as defined in the EXIM Facility) securing the EXIM Facility, (e) other Liens securing the EXIM Facility which are subordinate and inferior to the Liens created pursuant to the Loan Documents and (f) Liens evidenced by capital leases permitted hereunder.

         8.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agent in the financial statements delivered on or prior to the Effective Date pursuant to Section 6.2 hereof (and all renewals, extensions and replacements--but not increases--of such obligations after the Effective Date), (c) those liabilities permitted under Sections 8.1 or 8.2 hereof, (d) accounts payable incurred in the ordinary course of business and
(e) other contingent liabilities not exceeding $500,000 at any one time outstanding.

         8.4 Mergers, Consolidations and Acquisitions and Dispositions of Assets. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve provided that any Subsidiary of Borrower may liquidate, dissolve or take action to wind-up its operations if (i) Borrower determines such action to be in the best interests of Borrower and its Subsidiaries (other than NATCO Canada), (ii) liquidating dividends are paid to Borrower, and (iii) Borrower gives Agent written notice of such action at least thirty (30) days prior to taking such action, and (iv) with respect to the liquidation, dissolution or taking of action to wind-up the operations of any Subsidiary other than NATCO Canada, the aggregate amounts realized therefrom in any fiscal year in excess of $1,000,000 shall be used to make a prepayment on the Term Loans pro rata based on their outstanding principal balances (with such payments to be credited to installments in inverse order of their maturity); (b) be a party to any merger or consolidation unless and so long as
(i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default or an Event of Default, (iii) an Obligor is the surviving Person; (iv) the surviving Person ratifies and assumes each Loan Document to which any party to such merger was a party, and (v) Agent is given at least 30 days' prior notice of such merger or consolidation; (c) sell, convey or lease all or any part of its assets, except for (i) sales of Inventory in the ordinary course of business, (ii) sales of other Property in the ordinary course of business, (iii) sales or reassignments of bad Accounts to Weatherford Enterra pursuant to the terms of the Purchase Agreement, (iv) sales or other dispositions of Property not constituting Inventory or other Collateral in the ordinary course of business; (v) sales or other dispositions of Property not constituting Collateral outside the ordinary course of business; provided the fair market value of all such Property does not exceed $500,000 during any fiscal year; (vi) sales or other dispositions of Property (whether or not Collateral) expressly permitted by the other terms of this Agreement or any Loan Document, (vii) the sale or other disposition of the Property described on Exhibit I hereto and (viii) subject to the Borrower' compliance with Section 3.2(b), dispositions occurring as the result of a casualty event or condemnation; provided, however, that, unless the Majority Lenders shall have otherwise consented in writing, the net proceeds realized from such sales or dispositions permitted under subclauses (iii), (iv), (v),
(vi) and (vii) of this clause (c) must,
within ninety (90) days after the applicable sale or disposition, either (I) be used to make a prepayment on the Term Loans pro rata based on their outstanding principal balances (with such payments to be credited to installments in inverse order of their maturity) or (II) be reinvested in assets that may be productively used in the business of the Borrower or the applicable Subsidiary of Borrower, or (d) except for Liens in favor of Agent, pledge, transfer or otherwise dispose of any equity interest in any of Borrower's Subsidiaries or any Indebtedness of any of Borrower's Subsidiaries or issue or permit any Subsidiary of Borrower to issue any additional equity interest other than stock dividends subject to a Lien in favor of Agent.

         8.5 Redemption, Dividends and Distributions. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest in any Obligor or (b) make any distributions of any Property or cash to the owner of any of the equity interests in any Obligor other than Permitted Dividends.

         8.6 Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged.

         8.7 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director or holder of any equity interest in any Obligor (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources (to the best knowledge of Borrower, after making reasonable inquiry).

         8.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (a) Permitted Investments; (b) normal and reasonable advances in the ordinary course of business to officers and employees; (c) accounts receivable and accounts payable arising in the ordinary course of business; (d) deposits in money market funds investing exclusively in Permitted Investments; (e) Investments disclosed in the financial statements delivered pursuant to Section 6.1; (f) routine advances by any Obligor to another Obligor (or any Subsidiary of an Obligor) in the ordinary course of business other than Investments, not to exceed $500,000 in the aggregate at any time; and (g) other Investments not to exceed $500,000 in the aggregate at any time.

         8.9 Subsidiaries. Form, create or acquire any Subsidiary, except that Borrower may form, create or acquire a wholly-owned Subsidiary so long as
(a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (c) if such Subsidiary is not a Foreign Subsidiary, such Subsidiary (and, where applicable, Borrower) shall execute and deliver a Guaranty and such Security Documents as the Majority Lenders may reasonably require, and (b) Agent is given at least 30 days' prior notice of such formation, creation or acquisition.

         8.10 Key Agreements. Terminate or agree to the termination of any Key Agreement or amend, modify or obtain or grant a waiver of any provision of any of the Key Agreements if such action could reasonably be expected to have a Material Adverse Effect; provided, however, that the

EXIM Facility may, with contemporaneous notice to the Agent but without any necessity for consent by Agent or any Lender, be amended to increase the aggregate loans thereunder to a maximum amount of $5,000,000 at any one time outstanding.

         8.11 Organizational Documents. Amend, modify, restate or supplement any of its Organizational Documents if such action could reasonably be expected to have a Material Adverse Effect.

         8.12 Unfunded Liabilities. Incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of $500,000, in the aggregate, to arise or exist.

         8.13 Operating Lease Expenses. Aggregate operating lease expenses (excluding lease payments under capital leases) shall not exceed, for Borrower and its Subsidiaries (other than NATCO Canada) in the aggregate in any fiscal year, $2,500,000.

         8.14 Sale/Leasebacks. Borrower will not (and will not permit any of its Subsidiaries, other than NATCO Canada, to) enter into any sale/leaseback transactions without the prior written consent of the Majority Lenders.
Without limiting the foregoing, any leasehold estate acquired pursuant to a permitted sale/leaseback shall constitute Additional Collateral, and the closing of such sale/leaseback transaction shall constitute an Additional Collateral Event, for all purposes hereunder.

         8.15 Subordinated Indebtedness. Except as expressly permitted in writing by the Majority Lenders, Borrower will not (a) amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing any Subordinated Indebtedness or (b) purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to or make any payment or prepayment of the principal of or any other amount owing in respect of, any Subordinated Indebtedness.

         8.16    Negative Pledges.  Except for (a) any of the Loan Documents,
(b) the NATCO Canada Credit Facility, (c) the EXIM Facility, (d) agreements permitted by Section 8.1(h) but only with respect to the Property subject to the Lien permitted thereby; (e) customary provisions in leases, licenses, asset sale agreements and other customary agreements not related to the Borrowed Money Indebtedness and entered into in the ordinary course of business, and (f) restrictions imposed by agreements governing Permitted Liens, enter into any agreement or contract which limits or restricts in any way the granting of Liens by Borrower or any of its Subsidiaries securing any of the Obligations.

9.       Defaults.

         9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to Borrower or any other Person, declare the Revolving Loan Commitments terminated (whereupon the Revolving Loan Commitments shall be terminated)





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and/or accelerate the Revolving Loan Termination Date to a date as early as the date of termination of the Revolving Loan Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in clause (f), (g) or (h) of this Section 9.1, the Revolving Loan Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, and (4) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

                 (a) Payments - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required payment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and such failure to pay continues unremedied for a period of five days; or

                 (b) Other Obligations - any Obligor shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $3,000,000 (other than the Loans and Reimbursement Obligations) and such default shall continue beyond any applicable period of grace and shall give rise to a right on the part of the holder of such Indebtedness to accelerate such Indebtedness; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

                 (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material





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
         respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

                 (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Section 7.3 hereof or (ii) default is made in the due observance or performance of any of the other covenants and agreements contained in Section 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

                 (e) Negative Covenants - default is made in the due observance or performance by Borrower of any of the other covenants or agreements contained in Section 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

                 (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of any Obligor or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 90 days; or any Obligor is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 90 days; or a petition is filed against any Obligor under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 90 days after such filing; or

                 (g) Voluntary Petitions or Consents - any Obligor commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

                 (h) Assignments for Benefit of Creditors or Admissions of Insolvency - any Obligor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Obligor or of all or any substantial part of its Property; or





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
                 (i) Undischarged Judgments - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $1,000,000 (exclusive of amounts covered by insurance) is rendered by any court or other governmental body against any Obligor and such Obligor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

                 (j) Security Documents - any Security Document after delivery thereof, shall for any reason, except to the extent permitted by the terms of this Agreement or such Security Document, ceases to create a valid and perfected Lien of the first priority (subject to the Permitted Liens), required thereby on any of the Collateral individually or in the aggregate having a fair market value in excess of $750,000 purported to be covered thereby and securing that portion of the Obligations which is therein designated as being secured, or any Obligor (or any other Person who may have granted or purported to grant such Lien) will so state in writing or, after the creation thereof as herein provided, Agent shall cease to have a first priority Lien (subject to Permitted Liens) upon 65% of the equity interests in and to Foreign Subsidiaries of Borrower securing the Obligations; or

                 (k) Ownership Change or Encumbrance - (i) any Person other than Borrower shall own any equity interest in any Subsidiary of Borrower (other than a 15% equity interest in NATCO Japan Co., Inc. currently owned by Persons other than Borrower) or any Person other than Agent shall acquire any Lien on Borrower's interest in and to the equity interest in any Subsidiary of Borrower (other than a subordinate Lien in favor of the holder(s) of the EXIM Facility); or
         (ii) Holdings shall cease to be the beneficial owner, directly or indirectly, of all of the equity interests in Borrower; or (iii) Cummings shall cease to be the beneficial owner, directly or indirectly, of all of the equity interests in Holdings, or (iv) The Capricorn Group (Cap I, II and Affiliates) shall cease to be the beneficial owners, directly or indirectly, of at least 20% of the equity interests in Cummings or any Person other than The Capricorn Group (Cap I, II and Affiliates) shall own, directly or indirectly, more than 20% of the equity interests in Cummings.

                 (l) Uninsured Loss - any Obligor shall be the subject of any uninsured or unindemnified casualty losses exceeding, in the aggregate, $750,000 in any fiscal year.

         9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by Borrower and the other Obligors), to setoff and apply any and all deposits, whether general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor), whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit, at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any





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other Obligor against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to Borrower pro rata in accordance with their Revolving Loan Commitments. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.7 hereof.

         9.3 Collateral Account. Borrower hereby agrees, in addition to the provisions of Section 9.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by Agent or the Majority Lenders (through Agent), pay to Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of Borrower, which funds shall be held by Agent as Cover.

         9.4 Preservation of Security for Letter of Credit Liabilities. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to Agent or any Lender under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other amounts payable hereunder and under the Notes and all other amounts secured by the Security Documents, any Letter of Credit Liabilities shall remain outstanding, Agent shall be entitled to hold (and Borrower and each other Obligor hereby grants and conveys to Agent a security interest in and to) all cash or other Property ("Proceeds of Remedies") realized or arising out of the exercise of any rights available under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of such Letter of Credit Liabilities. Such Proceeds of Remedies shall be held for the ratable benefit of the Lenders. The rights, titles, benefits, privileges, duties and obligations of Agent with respect thereto shall be governed by the terms and provisions of this Agreement and, to the extent not inconsistent with this Agreement, the applicable Security Documents. Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Lender's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. Nothing in this Section shall cause or permit an increase in the maximum amount of the Revolving Loan Obligations permitted to be outstanding from time to time under this Agreement.

         9.5 Remedies Cumulative. No remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.





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10.      Agent.

         10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this Section 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING, WITHOUT LIMITATION, PURSUANT TO ITS OWN NEGLIGENCE, except for its own gross negligence or willful misconduct;
(e) shall not be bound by or obliged to recognize any agreement among or between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that each Issuer shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the





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other Lenders; instead, such holder must bid in cash only.  However, in any such foreclosure proceeding, Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and Agent or its designee may (but shall not be obligated to) accept title to such Collateral for and on behalf of all Lenders.

         10.2 Reliance. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for
Borrower), independent accountants and other experts selected by Agent.   Agent
shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Pursuant to instructions of the Majority Lenders, Agent shall have the authority to execute releases of the Security Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         10.3    Defaults.   Agent shall not be deemed to have knowledge of the
occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless Agent has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         10.4 Material Written Notices. In the event that Agent receives any written notice of a material nature from the Borrower or any Obligor under the Loan Documents, Agent shall promptly inform each of the Lenders thereof.





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         10.5    Rights as a Lender.  With respect to its Revolving Loan
Commitments and the Loans made by it and Letter of Credit Liabilities, TCB in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent; and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.6 Indemnification. The Lenders agree to indemnify Agent (to the extent not reimbursed under Section 2.2(c), Section 11.3 or Section 11.4 hereof, but without limiting the obligations of Borrower under said Sections 2.2(c), 11.3 and 11.4), ratably in accordance with the sum of the Lenders' respective Revolving Loan Commitments and Term Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Sections 2.2(c), 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section
10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

         10.7 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to Borrower and each other Obligor that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder,





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under the Letters of Credit or the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of Agent.

         10.8 Failure to Act. Except for action expressly required of Agent hereunder, under the Letters of Credit or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.9 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; provided, that Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal,
(i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrower its Principal Office referred to in Section 3.1 and Section 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         10.10 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall





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be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

         10.11 Authority of Agent. Each Lender acknowledges that the rights and responsibilities of Agent under this Agreement and the Loan Documents with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement and/or the other Loan Documents shall, as between Agent and the Lenders, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and the Obligors, Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting; and each Obligor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

11.      Miscellaneous.

         11.1 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         11.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telegraph, telecopy (confirmed by mail), cable or other writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent, (ii) as to Agent, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower and Agent. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telecopier or delivered to the telegraph or cable office, (ii) personally delivered (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

         11.3 Expenses, Etc. Whether or not any Loan is ever made or any Letter of Credit ever issued, Borrower shall pay or reimburse within 10 Business Days after written demand (a) Agent for paying the reasonable fees and expenses of legal counsel to Agent, together with the reasonable fees and expenses of each local counsel to Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the Security

Documents and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) Agent for any reasonable and customary lien search fees, collateral audit fees, appraisal fees, survey fees, environmental study fees, and title insurance costs and premiums; (c) Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement, any Security Document or any document referred to herein or therein, and (f) following the occurrence and during the continuation of an Event of Default, any Lender or Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect the Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation, fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to
Section 1129 of the Bankruptcy Code and all other reasonable and customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount from the due date until the date of reimbursement to such Lender or Agent.

         11.4 Indemnification. Borrower shall indemnify each of Agent, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement, or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable and customary expenses (including reasonable and customary legal fees) incurred in connection with any such investigation or proceeding; provided, however, that Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any of Agent, Lenders and Issuers.

Nothing in this Section is intended to limit the obligations of Borrower under any other provision of this Agreement. Agent and each Lender, respectively, shall indemnify Borrower and hold Borrower harmless from and against the gross negligence or willful misconduct of Agent or such Lender, as the case may be. In the case of any indemnification hereunder, Agent or the respective Lender, as appropriate, shall give written notice to Borrower of any such claim or demand being made against an indemnified person and Borrower shall have the non-exclusive right to join in the defense against any such claim or demand, provided that if Borrower provides a defense, the indemnified person shall bear its own cost of defense unless there is a conflict of interests between Borrower and such indemnified person. No Indemnified Person may settle any claim to be indemnified without the consent of the Borrower, such consent not to be unreasonably withheld or delayed.

         11.5 Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against Borrower or any Obligor party thereto unless the same shall be agreed or consented to in writing by such Person. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by any Obligor therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Revolving Loan Commitment of any of the Lenders (or reinstate any termination or reduction of the Revolving Loan Commitments) or subject any of the Lenders to any additional obligations; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (c) postpone or extend the Revolving Loan Maturity Date, the Term Loan Maturity Date, the Revolving Loan Termination Date, the Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.1(a) hereof; (d) change the percentage of any of the Revolving Loan Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 7.9, 11.3 or
11.4 hereof or this Section 11.5; (f) release any Person from liability under a Guaranty or release all or substantially all of the security for the Obligations or release Collateral (exclusive of Collateral with respect to which Agent is obligated to provide a release pursuant to this Agreement or any of the other Loan Documents or by law) in any one (1) calendar year ascribed an aggregate value on the most recent financial statements of Borrower delivered to Agent in excess of $1,000,000; (g) increase any of the fixed percentages to be multiplied by the aggregate amounts of the components comprising the Borrowing Base that are described in (i) and (ii) of the definition of Borrowing Base herein, or (h) modify the provisions of Sections 4.1(b) or 4.2 hereof regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this
Section 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to Section 10 without the consent of Agent to the extent it affects Agent, as Agent.





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
         11.6    Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; provided, however, that, except as permitted by Section 8.4 hereof, Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, Revolving Loan Commitments or interests in Letters of Credit, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section 4.2 hereof and rights to compensation under Section 3.3 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to
(i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and (iii) the release of the Liens on all or substantially all of the Collateral.

         (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Revolving Loan Commitments and the Term Loans of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower must each give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance an Assignment and Acceptance in substantially the form of Exhibit E hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Obligor or the performance or observance by Borrower or any Obligor of any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under either Section 6.2 or
Section 7.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (d) The entries in the records of Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Revolving Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person the name of which is recorded in the books and records of Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

         (e) Upon Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to Borrower. Within five Business Days after receipt of notice, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Revolving Loan Commitments and the Term Loans (or any of them) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Revolving Loan Commitments and Term Loans (or any of them) hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Loan Commitment and the Term Loans (or any of them) retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to Borrower (with copies to be retained by Agent).

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided such Person agrees to maintain the confidentiality of such information in accordance with Section 11.16.

         11.7 Limitation of Interest. The parties hereto intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or Agent, any Issuer or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Person could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this
Section 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required





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or permitted prepayment, and if for that (or any other) reason Agent, any
Issuer or any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Person, it shall be credited pro tanto against the then-outstanding principal balance of Borrower's obligations to such Person, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         11.8 Survival. The obligations of Borrower under Sections 2.2(c), 2.2(d), 7.9, 11.3 and 11.4 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein), the obligations of each Issuer under the last sentence of Section 2.2(b)(iii) and the obligations of the Lenders under Sections 4.1(d), 10.6, 11.7, 11.13 and 11.16 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Loan Commitments and the Letters of Credit.

         11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         11.13 Tax Forms. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify Borrower and Agent of such fact. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by
(i) Agent as a result of such Lender's failure to submit any form or certificate that it required to provide pursuant to this Section or (ii) Borrower or Agent as a result of their reliance on any representation, form or certificate which such Lender has provided to them pursuant to this Section.

         11.14 Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         11.15 Limitation on Charges; Substitute Lenders; Non-Discrimination. Anything in Sections 2.2(d), 3.3(c) or 7.9 notwithstanding:

                 (1) Borrower shall not be required to pay to any Lender reimbursement or indemnification with regard to any costs or expenses described in such Sections, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred;

                 (2) none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

                 (3) if any Lender elects to pass through to Borrower any material charge or cost under such Sections or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld or delayed) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.6; provided further that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Revolving Loan Commitments in order to replace the affected Lender in lieu of such substitution.

         11.16   Confidentiality.   Each Lender agrees to exercise its best
efforts to keep any information delivered or made available by any Obligor which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender or any of its Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender;
(b) pursuant to subpoena or upon the order of any court or administrative agency; (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender; (d) which has been publicly disclosed;
(e) to the extent reasonably required in connection with any litigation to which Agent, any Lender, any Obligor or their respective Affiliates may be a party; (f) to the extent reasonably required in connection with the exercise of any remedy hereunder; (g) to such Lender's bank counsel and independent auditors; and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                        NATIONAL TANK COMPANY,
                                        a Delaware corporation


                                        By: /s/  WILLIAM B. WIENER, III
                                           ------------------------------------
                                                 William B. Wiener, III,
                                                 Senior Vice President

                                        Address for Notices:

                                        Brookhollow Central III
                                        2950 North Loop West, Suite 750
                                        Houston, Texas 77092
                                        Attention: William B. Wiener, III
                                        Telecopy No.: (713) 683-7841

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Agent, Issuer and as a
                                        Lender


                                        By: /s/ MONA M. FOCH
                                           -----------------------------------
                                                Mona M. Foch, Vice President

                                        Address for Notices:

Revolving Loan Commitment:              712 Main Street
                                        Houston, Texas 77002
$9,642,857.14                           Attention:  Manager, Structured
                                        Finance - Oil Service
                                        Telecopy No.:  (713) 216-6710


Term Loans:

$5,357,142.86

                                        FIRST NATIONAL BANK OF COMMERCE


                                        By: /s/ JOSHUA C. CUMMINGS
                                           ------------------------------------
                                        Name:   Joshua C. Cummings
                                             ----------------------------------
                                        Title:  Assistant Vice President
                                              ---------------------------------
                                                First National Bank of Commerce
                                              ---------------------------------
                                        Address for Notices:

Revolving Loan Commitment:              201 St. Charles Street, 28th Floor
                                        New Orleans, Louisiana 70170
$8,357,142.86                           Attention:  Mr. Josh Cummings
                                        Telecopy No.:  (504) 623-1361


Term Loans:

$4,642,857.14

         Cummings Point Industries, Inc. and NATCO Holdings, Inc. join in the execution hereof for the purpose of (i) acknowledging the representations, warranties, covenants and agreements set forth herein which relate to them, respectively, (ii) agreeing to be bound by the covenants and agreements set forth herein which relate to them, respectively, and (iii) confirming the accuracy of the representations and warranties set forth herein which relate to them, respectively.

                                        CUMMINGS POINT INDUSTRIES, INC.,
                                        a Delaware corporation


                                        By: /s/ WILLIAM B. WIENER, III
                                           -----------------------------------
                                                William B. Wiener, III,
                                                Senior Vice President




                                        NATCO HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ WILLIAM B. WIENER, III
                                           -----------------------------------
                                                William B. Wiener, III,
                                                Senior Vice President

                          [LETTERHEAD OF THE BORROWER]


                        REQUEST FOR EXTENSION OF CREDIT


                           ________________, 199____


Texas Commerce Bank National
  Association, as Agent
712 Main Street
Houston, Texas  77002
Attention:  Manager, Structured Finance - Oil Service


Gentlemen:

         The undersigned hereby certifies that he is the _________________________________ of NATIONAL TANK COMPANY, a Delaware
corporation (the "Borrower"), and that as such he is authorized to execute this Request for Extension of Credit (the "Request") on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Agreement") dated as of June 30, 1997, by and among the Borrower, Texas Commerce Bank National Association, as Agent, and the Lenders therein named. The (check one) [___] Loan [___] Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made on __________________, which is a Business Day. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

         (a)     As of the date hereof:

                 (1)      The Borrowing Base is:                                     $
                                                                                      ===================

                 (2)      The aggregate Revolving Loan Commitments are:              $
                                                                                      ===================

                 (3)      The Maximum Revolving Loan Available Amount
                          (Lesser of (a)(1) and (a)(2)) is:                          $
                                                                                      -------------------





                                   EXHIBIT A
                               to Loan Agreement
                                       1

                 (4)      The aggregate outstanding principal of Revolving
                          Notes, before giving effect to the Loan, if any,
                          requested hereby, is:                                      (                   )
                                                                                      -------------------

                 (5)      The amount of Letter of Credit Liabilities as of
                          the date hereof, before giving effect to the Letter of
                          Credit, if any, requested hereby, is:                      (                   )
                                                                                      -------------------

                 (6)      The aggregate unused Revolving Loan
                          Commitments of all Lenders [A(3) minus sum of
                          A(4) and A(5)], if positive, is:                           $
                                                                                      ===================

         (b) If and only if the aggregate unused Revolving Loan Commitments of all Lenders [A(6)] is positive, the Borrower hereby requests under this Request a Loan or Letter of Credit (as indicated above) in the amount of $____________ (which is no more than the aggregate unused Revolving Loan Commitments of all Lenders).

         (c) If a Letter of Credit is requested hereby, it should be issued for the benefit of ___________________________________ and should have an expiration date of ____________________ and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit plus the Letter of Credit Liabilities as the date hereof as specified in item (a)(5) above does not exceed $5,000,000.

         (d) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof unless otherwise limited to an earlier date.

         (e) No event which could reasonably be expected to have a Material Adverse Effect has occurred.

         (g)     No Default or Event of Default has occurred and is continuing.

         Thank you for your attention to this matter.



                                            Very truly yours,


                                            [SIGNATURE OF AUTHORIZED OFFICER]




                                    Page 2
                                  EXHIBIT A

                            RATE DESIGNATION NOTICE

         NATIONAL TANK COMPANY, Texas Commerce Bank National Association, as Agent, and certain financial institutions executed and delivered that certain Loan Agreement (as amended, supplemented and restated, the "Loan Agreement") dated as of June 30, 1997. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Loan Agreement. In accordance with the Loan Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

A.       Current borrowings

         1.      Interest Options now in effect:
                                                  -----------------------

         2.      Amounts:  $
                            ---------------------

         3.      Expiration of current Interest Periods, if applicable:
                                                                         -------------------------

B.       Proposed election

         1.      Total Amount:  $
                                 ----------------------

         2.      Date Interest Option is to be effective:
                                                           --------------------------

         3.      Interest Option to be applicable (check one):

                 [    ] Base Rate
                  ----

                 [    ] Eurodollar Rate
                  ----

         4.      Interest Period:        months (if available and if applicable)
                                  ------


                                   EXHIBIT B

         Borrower represents and warrants that the Interest Option and Interest Period selected above comply with all provisions of the Loan Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.

Date:
      --------------------
                                       NATIONAL TANK COMPANY,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





                                   EXHIBIT B

                                   TERM NOTE

                                 Houston, Texas
$__________________                                       ______________, 199___


         FOR VALUE RECEIVED, NATIONAL TANK COMPANY, a Delaware corporation ("Maker"), promises to pay to the order of _______________________ ("Payee"), at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of ________________________________ Dollars
($_____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "Loan Agreement") dated as of June 30, 1997 among Maker, certain signatory banks named therein, and Texas Commerce Bank National Association, as Agent; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

         1. Loan Agreement; Advances; Security. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Term Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on this note and by or for the account of Maker. All Term Loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any Loan or advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that Loan or advance, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.





                                   EXHIBIT C
                               to Loan Agreement
                                      -1-

         2.      Mandatory Payments of Principal and Interest.

         (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

         (b) The principal of this note shall be due and payable as provided in Section 3.2(c) of the Loan Agreement. On the Term Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

         (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

         (d) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

         3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (b) the aggregate of any Additional Interest, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.





                                   EXHIBIT C
                               to Loan Agreement
                                      -2-

         4. Default. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.

         5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

         7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

         9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

         10. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.





                                   EXHIBIT C
                               to Loan Agreement
                                      -3-

         11. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.


                                       NATIONAL TANK COMPANY,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





                                   EXHIBIT C
                               to Loan Agreement
                                      -4-

                                 REVOLVING NOTE

                                 Houston, Texas
$__________________                                       ______________, 199___


         FOR VALUE RECEIVED, NATIONAL TANK COMPANY, a Delaware corporation ("Maker"), promises to pay to the order of _______________________ ("Payee"), at the principal office of Texas Commerce Bank National Association, a national banking association, 712 Main Street, Houston, Harris County, Texas 77002, in immediately available funds and in lawful money of the United States of America, the principal sum of ________________________________ Dollars
($_____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "Loan Agreement") dated as of June 30, 1997 among Maker, certain signatory banks named therein, and Texas Commerce Bank National Association, as Agent; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

         1. Loan Agreement; Advances; Security. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Revolving Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on this note and by or for the account of Maker. All Revolving Loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of (a) any Loan or advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that Loan or advance, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.





                                   EXHIBIT D
                               to Loan Agreement
                                      -1-

         2.      Mandatory Payments of Principal and Interest.

         (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

         (b) On the Revolving Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

         (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

         (d) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

         3. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (b) the aggregate of any Additional Interest, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

         4. Default. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.





                                   EXHIBIT D
                               to Loan Agreement
                                      -2-

         5. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

         6. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

         7. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         8. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

         9. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

         10. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

         11. Revolving Loan. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Loan Maturity Date. Maker may borrow, repay and reborrow hereunder; and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder. Pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of Title 79, Texas Revised Civil Statutes, 1925, as amended, Maker and Payee expressly agree that Chapter 15 shall not apply to this note or to any Loan evidenced by this note and that neither this note nor any such Loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.





                                   EXHIBIT D
                               to Loan Agreement
                                      -3-

         12. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One.

                                       NATIONAL TANK COMPANY,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





                                   EXHIBIT D
                               to Loan Agreement
                                      -4-

                           ASSIGNMENT AND ACCEPTANCE

                           Dated: ___________________


         Reference is made to the Loan Agreement dated as of June 30, 1997 (as restated, amended, modified, supplemented and in effect from time to time, the "Loan Agreement"), among NATIONAL TANK COMPANY, a Delaware corporation (the "Borrower"), the Lenders named therein, and Texas Commerce Bank National Association, as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date of Assignment (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Loan Agreement respecting those, and only those, credit facilities contained in the Loan Agreement as are set forth on Schedule I (collectively, the "Assigned Facilities," individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Cummings, Holdings, the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of its respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date of Assignment).





                                   EXHIBIT E
                                       to
                                 Loan Agreement

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 6.2 thereof, or if later, the most recent financial statements delivered pursuant to Section 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire provided by Agent.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Borrower and recording by the Agent pursuant to Section 11.6 of the Loan Agreement, effective as of the Effective Date of Assignment (which Effective Date of Assignment shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date of Assignment, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date of Assignment or accrue subsequent to the Effective Date of Assignment. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date of Assignment by the Agent or with respect to the making of this assignment directly between themselves.





                                   EXHIBIT E
                                       to
                                 Loan Agreement

         6. From and after the Effective Date of Assignment, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule I hereto.





                                   EXHIBIT E
                                       to
                                 Loan Agreement

                    SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE


Legal Name of Assignor:
                        ----------------------------------

Legal Name of Assignee:
                         ----------------------------------------------

Effective Date of Assignment:
                              ----------------------------

                                                                             Percentage Assigned of Each
                                                                               Facility (to at least 8
                                                                                decimals) (Shown as a
                                                                               percentage of aggregate
                                                                              original principal amount
                                             Principal                      [or, with respect to Letters
             Assigned                        Amount of                          Credit, face amount]
            Facilities                   Assigned Interest                         of all Lenders)
            ----------                   -----------------                  -----------------------------


Term Loans                                $______________                              ______%

Revolving Loans                           $______________                              ______%

Letter of Credit
  participation interests                 $______________                              ______%


               Total                      $______________





                                   EXHIBIT E
                                       to
                                 Loan Agreement

                                           ,
-------------------------------------------
         as Assignor


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------



                                                   ,
---------------------------------------------------
         as Assignee


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------



NATIONAL TANK COMPANY,
a Delaware corporation


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------


Accepted:

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, as Agent


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------





                                   EXHIBIT E
                                       to
                                 Loan Agreement

                             COMPLIANCE CERTIFICATE


        The undersigned hereby certifies that he is the ______________________ ______________________________ of NATIONAL TANK COMPANY, a Delaware corporation (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower pursuant to the Loan Agreement (the "Agreement") dated as of June 30, 1997, by and among the Borrower, TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent, and the lenders therein named; and that a review of the Borrower and the other Obligors has been made under his supervision with a view to determining whether the Borrower and the other Obligors have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to the best knowledge of the officer executing this certificate, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

                  (a) The Borrower and the other Obligors have fulfilled, in all material respects, their respective obligations under the Agreement, the Notes and the other Loan Documents to which each is a party.

                  (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof except to the extent limited to an earlier date.

                  (c) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present in all material respects the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Quarterly Financial Statements, to normal changes resulting from year-end adjustments).

                  (d) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of
        Section 7.3 is as follows:

                  (i)     SECTION 7.3(A) -- TANGIBLE NET WORTH

                          Actual                    Required
                          ------                    --------

                          $___________              $___________





                                   EXHIBIT F

             (ii)    SECTION 7.3(B) -- DEBT TO CAPITALIZATION RATIO

                          Actual                    Required
                          ------                    --------

                          ______%                           ______%

             (iii)   SECTION 7.3(C) -- FIXED CHARGE COVERAGE RATIO

                          Actual                    Required
                          ------                    --------

                          ______ to 1.00            1.25 to 1.00


                  (e) No event which could reasonably be expected to have a Material Adverse Effect has occurred.

                  DATED as of ____________________.

                                       NATIONAL TANK COMPANY,
                                       a Delaware corporation


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------





                                   EXHIBIT F

                          BORROWING BASE CERTIFICATE


        The undersigned hereby certifies that he is the _______________________ of NATIONAL TANK COMPANY, a Delaware corporation (the "Borrower"), and that as such he is authorized to execute this Borrowing Base Certificate on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "Agreement") dated as of June 30, 1997, by and among the Borrower, Texas Commerce Bank National Association, as Agent, and the Lenders therein named. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry, that Schedule 1 attached hereto has been duly completed and is true and correct in all material respects.

        Dated ________________, 199____.




                                       ---------------------------------
                                       [SIGNATURE OF AUTHORIZED OFFICER]




                                  EXHIBIT G
                                      to
                                Loan Agreement

-----------------------------------------------------------------------------------------------------------------
NUMBER          VALUE            EXPIRY             AMOUNT            BENEFICIARY          ON BEHALF OF
                DATE             DATE
-----------------------------------------------------------------------------------------------------------------
I-458646       01/04/96          07/01/98        $15,700.00          Bohai Oil         Total Engineering
                                                                     Corporation       Services Team, Inc.
-----------------------------------------------------------------------------------------------------------------
I-459631       02/13/96          03/28/98         15,846.40          The British       Abduljalil Industrial
                                                                     Bank of the       Development/
                                                                     Middle East       Total Engineering
                                                                                       Services Team, Inc.
-----------------------------------------------------------------------------------------------------------------
I-459632       02/13/96          01/15/98          4,828.80          The British       Total Engineering
                                                                     Bank of the       Services Team, Inc.
                                                                     Middle East
-----------------------------------------------------------------------------------------------------------------
I-465101       10/02/96          06/20/98          9,480.00          Bohai Oil         Total Engineering
                                                                     Corporation       Services Team, Inc.
-----------------------------------------------------------------------------------------------------------------
I-465102       10/02/96          07/10/98         12,269.90          Bohai Oil         Total Engineering
                                                                     Corporation       Services Team, Inc.
-----------------------------------------------------------------------------------------------------------------
I-469128       03/24/97          12/31/97         63,523.05          Chevron           Total Engineering
                                                                     Nigeria           Services Team, Inc.
                                                                     Limited
-----------------------------------------------------------------------------------------------------------------
I-469618       04/17/97          08/01/99         31,532.80          Hundai            Test, Inc.
                                                                     Heavy
                                                                     Industries
                                                                     Co., Ltd.
-----------------------------------------------------------------------------------------------------------------



                                   EXHIBIT H

National Tank Company

1.       Sale of certain property in Bakersfield, California

2.       Sale of certain property in Williston, North Dakota

3.       Sale of certain property in Oklahoma City, Oklahoma

4.       Sale of certain property in Bossier City, Louisiana

5. NATCO's interest in the Technical Assistance Agreement between C-E Turbo, a Division of Combustion Engineering, Inc. and Mitsubishi Heavy Industries, Ltd. dated as October 11, 1972


Total Engineering Systems Team, Inc.

1.       Sale of certain property located at 1865 Industrial Blvd., Harvey,
         Louisiana



                                  EXHIBIT I

                                    GUARANTY


         THIS GUARANTY ("Guaranty") dated as of June 30, 1997 is executed and delivered by CUMMINGS POINT INDUSTRIES, INC., a Delaware corporation ("Guarantor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (in such capacity herein called "Agent") under the Loan Agreement (hereinafter defined).

                                   ARTICLE 1

         Section 1.1 Definitions. As used in this Guaranty, these terms shall have these respective meanings:

         Borrower means NATIONAL TANK COMPANY, a Delaware corporation.

         Debtmeans the sum of (a) all debt (principal, interest or other) evidenced by the Notes and all debt (principal, interest or other) incurred under or evidenced by the other Loan Documents, (b) the Letter of Credit Liabilities and (c) the Interest Rate Risk Indebtedness. The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (ii) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable and customary attorneys' fees and any other expenses incurred by Agent in enforcing any of the Loan Documents.

         Loan Agreement means that certain Loan Agreement dated concurrently herewith executed by and among the Borrower, Agent and the Lenders party thereto and all amendments, supplements, restatements or replacements to any of the foregoing from time to time.

         TERMS USED HEREIN WITH THEIR INITIAL LETTERS CAPITALIZED AND WHICH ARE NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE LOAN AGREEMENT.

                                   ARTICLE 2

         Section 2.1 Execution of Loan Documents. Borrower has executed and delivered the Loan Documents, and the Debt is secured by various Liens created or evidenced by the Loan Documents.

         Section 2.2 Consideration. In consideration of the credit and financial accommodations contemplated to be extended to Borrower pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Agent with the intention of being presently and legally bound by its terms.

                                   ARTICLE 3

         Section 3.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Agent for the ratable benefit of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will, upon written demand, immediately pay to Agent the amount demanded, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert and (b) whether Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt.

         Section 3.2 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any Governmental Authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

                 (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on any Obligor or any party to the Loan Documents (other than Guarantor).

                 (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

                 (c)      settlement or compromise of any of the Debt.

                 (d) renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents (without limiting the number of times any of the foregoing may occur).

                 (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

                 (f) failure, omission, delay, neglect, refusal or lack of diligence by Agent or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on Agent or any other Person in any of the Loan Documents or by law; or any action on the part of Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor.

                 (g) release, surrender, exchange, subordination or loss of any Lien priority under any of the Loan Documents or in connection with the Debt.

                 (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

                 (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

                 (j) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--Agent or any Lender.

                 (k) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any Collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

                 (l) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority.

                 (m) failure to acquire, protect or perfect any Lien in any Collateral intended to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection.

                 (n) failure by Agent or any other Person to notify--or timely notify--Guarantor of any Default or Event of Default under any of the Loan Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, release or exchange of any security, any other action taken or not taken by Agent against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Borrower, any new agreement between Agent and/or any Lender and any Obligor or any other Person or any other event or circumstance. Neither Agent nor any Lender has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents.

                 (o) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

                 (p) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Agent or any Lender.

                 (q) occurrence of any act, error or omission, except behavior which is proven to be in bad faith to the extent (but no further), that Guarantor cannot effectively waive the right to complain.

         Section 3.3 Waiver of Certain Rights and Notices. Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and, except as expressly provided herein, all other notices and demands, collection, suit and the taking of any other action by Agent or any Lender.

         Section 3.4 Not a Collection Guaranty. This is an absolute guaranty of payment, and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Agent or any Lender be required to enforce, attempt to enforce or exhaust any of its rights, benefits or privileges under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which it may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are-- and shall be--absolute, independent and unconditional under any and all circumstances. Should Agent or any Lender seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) Agent or such Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other

Person. Guarantor's obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to Agent or any Lender at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder. Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Loan Documents and termination of the obligation--if any--to make any further advances under the Notes or extend other financial accommodations to any Obligor.

         Section 3.5 Subrogation. Guarantor agrees that it shall never be entitled to be subrogated to any of Agent's or any Lender's rights against any Obligor or any other Person or any Collateral or offset rights held by Agent or any Lender for payment of the Debt until final termination of this Guaranty.

         Section 3.6 Reliance on Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender under or in respect of the Notes or any of the other Loan Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

         Section 3.7 Demands are Conclusive. Any demand by Agent under this Guaranty shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

         Section 3.8 Joint and Several. If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

         Section 3.9 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by Agent or any Lender to the Debt is or must be returned by Agent or any Lender--or recovered from Agent or any Lender--for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Agent and each Lender against, and to save and hold Agent and each Lender harmless from any required return by Agent or any Lender--or recovery from Agent or any Lender--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

                                   ARTICLE 4

         Section 4.1 Term. Subject to the automatic reinstatement provisions of Article 3 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt and final termination of the Revolving Loan Commitments of the Lenders.

                                   ARTICLE 5

         Section 5.1 Default. If any Default or Event of Default occurs under the Loan Agreement, then that shall automatically constitute default under this Guaranty.

                                   ARTICLE 6

         Section 6.1 Binding on Successors; No Assignment by Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Agent, Lenders, their successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Loan Documents to which it is a party without the express prior written consent of the Majority Lenders.

         Section 6.2 Subordination of Borrower's Obligations to Guarantor. Guarantor agrees that if, for any reason whatsoever, Borrower now is or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens securing any of the foregoing shall at all times be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all Liens created pursuant to the Security Documents.

         Section 6.3 Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

         Section 6.4 Amendments in Writing. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by the party against whom such amendment is sought to be enforced. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

         Section 6.5 Notices. Any notice, request or other communication required or permitted to be given hereunder to Agent or any Lender shall be given as provided in the Loan Agreement. Any notice, request or other communication required or permitted to be given hereunder to Guarantor shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed):

         Cummings Point Industries, Inc.
         c/o National Tank Company
         2950 N. Loop West, Suite 750
         Houston, Texas 77092
         Attn: William B. Weiner, III
         Facsimile:  (713) 683-7841

Guarantor's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Agent and Lenders and shall be the most recent such address furnished in writing by Guarantor to Agent and Lenders. Actual notice, however and from whomever given or received, shall always be effective when received.

         Section 6.6 Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

         Section 6.7 Offset Rights. Each Lender is hereby authorized, during the continuation of an Event of Default, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other Properties of Guarantor now or in the future in the possession, custody or control of such Lender, or on deposit with or otherwise owed to Guarantor by such Lender-- including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as Collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for others unaffiliated with Guarantor--against any and all of Guarantor's obligations to Agent or any of the Lenders now or hereafter existing under this Guaranty, irrespective of whether any demand under this Guaranty shall have been made. Each Lender agrees to use reasonable efforts to promptly notify Guarantor after any such set-off and application, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on such Lender. Each Lender's rights under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 6.8 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         Section 6.9 Survival. The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

         Section 6.10 Rights Cumulative; Delay Not Waiver. Agent's or any Lender's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Agent's or any Lender's other present or future rights, benefits or privileges. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

         Section 6.11 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent or any Lender for having bargained for and obtained it.

         Section 6.12 Entire Agreement. This Guaranty embodies the entire agreement and understanding among Guarantor, Agent and Lenders with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and Agent or any Lender which has not been incorporated in this Guaranty.

         Section 6.13 Relationship to Borrower. The value of the consideration received and to be received by Guarantor in respect of the Debt is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and the Loan Documents. Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly (or if Guarantor is not a natural person, Guarantor's board of directors, general partners or other governors have made that determination). Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower's financial condition, and is not depending on Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither Agent nor any Lender shall have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and neither Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to Agent's or any Lender's making, extending or modifying any loan to Guarantor or to any other financial accommodation to or for Guarantor. Borrower is a wholly-owned Subsidiary of Guarantor; and Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor; and Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of Guarantor and Borrower.

         THIS GUARANTY is executed as of the date first above written.

                                              CUMMINGS POINT INDUSTRIES, INC.,
                                              a Delaware corporation


                                              By: /s/ WILLIAM B. WIENER, III
                                                 ----------------------------
                                                      William B. Wiener, III,
                                                      Senior Vice President

                                    GUARANTY


         THIS GUARANTY ("Guaranty") dated as of June 30, 1997 is executed and delivered by NATCO HOLDINGS, INC., a Delaware corporation ("Guarantor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (in such capacity herein called "Agent") under the Loan Agreement (hereinafter defined).

                                   ARTICLE 1

         Section 1.1 Definitions. As used in this Guaranty, these terms shall have these respective meanings:

         Borrower means NATIONAL TANK COMPANY, a Delaware corporation.

         Debt means the sum of (a) all debt (principal, interest or other) evidenced by the Notes and all debt (principal, interest or other) incurred under or evidenced by the other Loan Documents, (b) the Letter of Credit Liabilities and (c) the Interest Rate Risk Indebtedness. The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (ii) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable and customary attorneys' fees and any other expenses incurred by Agent in enforcing any of the Loan Documents.

         Loan Agreement means that certain Loan Agreement dated concurrently herewith executed by and among the Borrower, Agent and the Lenders party thereto and all amendments, supplements, restatements or replacements to any of the foregoing from time to time.

         TERMS USED HEREIN WITH THEIR INITIAL LETTERS CAPITALIZED AND WHICH ARE NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE LOAN AGREEMENT.

                                   ARTICLE 2

         Section 2.1 Execution of Loan Documents. Borrower has executed and delivered the Loan Documents, and the Debt is secured by various Liens created or evidenced by the Loan Documents.

         Section 2.2 Consideration. In consideration of the credit and financial accommodations contemplated to be extended to Borrower pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Agent with the intention of being presently and legally bound by its terms.

                                   ARTICLE 3

         Section 3.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Agent for the ratable benefit of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will, upon written demand, immediately pay to Agent the amount demanded, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert and (b) whether Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt.

         Section 3.2 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any Governmental Authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

                 (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on any Obligor or any party to the Loan Documents (other than Guarantor).

                 (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

                 (c)      settlement or compromise of any of the Debt.

                 (d) renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents (without limiting the number of times any of the foregoing may occur).

                 (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

                 (f) failure, omission, delay, neglect, refusal or lack of diligence by Agent or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on Agent or any other Person in any of the Loan Documents or by law; or any action on the part of Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor.

                 (g) release, surrender, exchange, subordination or loss of any Lien priority under any of the Loan Documents or in connection with the Debt.

                 (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

                 (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

                 (j) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--Agent or any Lender.

                 (k) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any Collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

                 (l) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority.

                 (m) failure to acquire, protect or perfect any Lien in any Collateral intended to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection.

                 (n) failure by Agent or any other Person to notify--or timely notify--Guarantor of any Default or Event of Default under any of the Loan Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, release or exchange of any security, any other action taken or not taken by Agent against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Borrower, any new agreement between Agent and/or any Lender and any Obligor or any other Person or any other event or circumstance. Neither Agent nor any Lender has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents.

                 (o) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

                 (p) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Agent or any Lender.

                 (q) occurrence of any act, error or omission, except behavior which is proven to be in bad faith to the extent (but no further), that Guarantor cannot effectively waive the right to complain.

         Section 3.3 Waiver of Certain Rights and Notices. Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and, except as expressly provided herein, all other notices and demands, collection, suit and the taking of any other action by Agent or any Lender.

         Section 3.4 Not a Collection Guaranty. This is an absolute guaranty of payment, and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Agent or any Lender be required to enforce, attempt to enforce or exhaust any of its rights, benefits or privileges under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which it may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are-- and shall be--absolute, independent and unconditional under any and all circumstances. Should Agent or any Lender seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) Agent or such Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other

Person. Guarantor's obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to Agent or any Lender at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder. Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Loan Documents and termination of the obligation--if any--to make any further advances under the Notes or extend other financial accommodations to any Obligor.

         Section 3.5 Subrogation. Guarantor agrees that it shall never be entitled to be subrogated to any of Agent's or any Lender's rights against any Obligor or any other Person or any Collateral or offset rights held by Agent or any Lender for payment of the Debt until final termination of this Guaranty.

         Section 3.6 Reliance on Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender under or in respect of the Notes or any of the other Loan Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

         Section 3.7 Demands are Conclusive. Any demand by Agent under this Guaranty shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

         Section 3.8 Joint and Several. If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

         Section 3.9 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by Agent or any Lender to the Debt is or must be returned by Agent or any Lender--or recovered from Agent or any Lender--for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Agent and each Lender against, and to save and hold Agent and each Lender harmless from any required return by Agent or any Lender--or recovery from Agent or any Lender--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

                                   ARTICLE 4

         Section 4.1 Term. Subject to the automatic reinstatement provisions of Article 3 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt and final termination of the Revolving Loan Commitments of the Lenders.

                                   ARTICLE 5

         Section 5.1 Default. If any Default or Event of Default occurs under the Loan Agreement, then that shall automatically constitute default under this Guaranty.

                                   ARTICLE 6

         Section 6.1 Binding on Successors; No Assignment by Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Agent, Lenders, their successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Loan Documents to which it is a party without the express prior written consent of the Majority Lenders.

         Section 6.2 Subordination of Borrower's Obligations to Guarantor. Guarantor agrees that if, for any reason whatsoever, Borrower now is or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens securing any of the foregoing shall at all times be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all Liens created pursuant to the Security Documents.

         Section 6.3 Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

         Section 6.4 Amendments in Writing. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by the party against whom such amendment is sought to be enforced. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

         Section 6.5 Notices. Any notice, request or other communication required or permitted to be given hereunder to Agent or any Lender shall be given as provided in the Loan Agreement. Any notice, request or other communication required or permitted to be given hereunder to Guarantor shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed):

         NATCO Holdings, Inc.
         c/o National Tank Company
         2950 N. Loop West, Suite 750
         Houston, Texas 77092
         Attn: William B. Weiner, III
         Facsimile:  (713) 683-7841

Guarantor's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Agent and Lenders and shall be the most recent such address furnished in writing by Guarantor to Agent and Lenders. Actual notice, however and from whomever given or received, shall always be effective when received.

         Section 6.6 Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

         Section 6.7 Offset Rights. Each Lender is hereby authorized, during the continuation of an Event of Default, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other Properties of Guarantor now or in the future in the possession, custody or control of such Lender, or on deposit with or otherwise owed to Guarantor by such Lender-- including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as Collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for others unaffiliated with Guarantor--against any and all of Guarantor's obligations to Agent or any of the Lenders now or hereafter existing under this Guaranty, irrespective of whether any demand under this Guaranty shall have been made. Each Lender agrees to use reasonable efforts to promptly notify Guarantor after any such set-off and application, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on such Lender. Each Lender's rights under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 6.8 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         Section 6.9 Survival. The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

         Section 6.10 Rights Cumulative; Delay Not Waiver. Agent's or any Lender's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Agent's or any Lender's other present or future rights, benefits or privileges. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

         Section 6.11 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent or any Lender for having bargained for and obtained it.

         Section 6.12 Entire Agreement. This Guaranty embodies the entire agreement and understanding among Guarantor, Agent and Lenders with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and Agent or any Lender which has not been incorporated in this Guaranty.

         Section 6.13 Relationship to Borrower. The value of the consideration received and to be received by Guarantor in respect of the Debt is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and the Loan Documents. Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly (or if Guarantor is not a natural person, Guarantor's board of directors, general partners or other governors have made that determination). Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower's financial condition, and is not depending on Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither Agent nor any Lender shall have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and neither Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to Agent's or any Lender's making, extending or modifying any loan to Guarantor or to any other financial accommodation to or for Guarantor. Borrower is a wholly-owned Subsidiary of Guarantor; and Guarantor's guaranty pursuant to this Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor; and Guarantor has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of Guarantor and Borrower.

         THIS GUARANTY is executed as of the date first above written.

                                        NATCO HOLDINGS, INC.,
                                        a Delaware corporation


                                        By:/s/ WILLIAM B. WIENER, III
                                           ---------------------------
                                           William B. Wiener, III,
                                           Senior Vice President

                                    GUARANTY
                                     (TEAM)


         THIS GUARANTY ("Guaranty") dated as of June 30, 1997 is executed and delivered by TOTAL ENGINEERING SERVICES TEAM, INC., a Louisiana corporation ("Guarantor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (in such capacity herein called "Agent") under the Loan Agreement (hereinafter defined).

                                   ARTICLE 1

         Section 1.1 Definitions. As used in this Guaranty, these terms shall have these respective meanings:

         Borrower means NATIONAL TANK COMPANY, a Delaware corporation.

         Debt means the sum of (a) all debt (principal, interest or other) evidenced by the Notes and all debt (principal, interest or other) incurred under or evidenced by the other Loan Documents, (b) the Letter of Credit Liabilities and (c) the Interest Rate Risk Indebtedness. The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (ii) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable and customary attorneys' fees and any other expenses incurred by Agent in enforcing any of the Loan Documents.

         Guaranteed Debt means the Maximum Amount less the amounts, if any, of payments of the Guaranteed Debt made by Guarantor and clearly identified as such in a notice accepted in writing by Agent confirming the payment and reduction of the Guaranteed Debt for Guarantor.

         Guarantor's Net Worth means (a) the fair value of the Property of Guarantor from time to time (taking into consideration the value, if any, of rights of subrogation, contribution and indemnity), minus (b) the total liabilities of Guarantor (including contingent liabilities [discounted in appropriate instances], but excluding liabilities of Guarantor under this Guaranty and the other Loan Documents executed by Guarantor) from time to time. It is agreed that Guarantor's Net Worth may fluctuate from time to time after the date hereof as it is determined on each Determination Date (as defined in the definition of "Maximum Amount").

         Loan Agreement means that certain Loan Agreement dated concurrently herewith executed by and among the Borrower, Agent and the Lenders party thereto and all amendments, supplements, restatements or replacements to any of the foregoing from time to time.

         Maximum Amount means the greater of (i) all proceeds (without duplication) of the Debt directly or indirectly (by intercompany loan, advance, Guarantor's ownership interest in any Person receiving the proceeds of the Debt, capital contribution or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor; (ii) ninety-five percent (95%) of Guarantor's Net Worth from time to time; or (iii) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value given by Agent and Lenders, or received by Guarantor, in exchange for the obligations of Guarantor under this Guaranty. If on the date of any Loan (as defined in the Loan Agreement) made after the date hereof (any such date being herein called a "Determination Date"), ninety-five percent (95%) of Guarantor's Net Worth is greater than either of the amounts described in clauses (i) and (iii) above, the Maximum Amount for Guarantor shall be deemed to have increased through and as of such Determination Date to ninety-five percent (95%) of Guarantor's Net Worth as determined on such Determination Date (and the Guaranteed Debt for Guarantor shall have correspondingly increased), without further action or agreement between Agent and Guarantor, and any subsequent reduction or diminution of Guarantor's Net Worth after such Determination Date will not reduce the Guaranteed Debt for Guarantor. Notwithstanding anything to the contrary contained in this definition of "Maximum Amount" or in any other provision of this Guaranty, "Maximum Amount" for Guarantor shall never be less than the amount referred to in clause (i) above.

         TERMS USED HEREIN WITH THEIR INITIAL LETTERS CAPITALIZED AND WHICH ARE NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE LOAN AGREEMENT.

                                   ARTICLE 2

         Section 2.1 Execution of Loan Documents. Borrower has executed and delivered the Loan Documents, and the Debt is secured by various Liens created or evidenced by the Loan Documents.

         Section 2.2 Consideration. In consideration of the credit and financial accommodations contemplated to be extended to Borrower pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Agent with the intention of being presently and legally bound by its terms.

                                   ARTICLE 3

         Section 3.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Agent for the ratable benefit of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will, upon written demand, immediately pay to Agent the amount demanded, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert and (b) whether Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt. Notwithstanding the foregoing, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties that Guarantor received less than a reasonably equivalent value in exchange for its incurrence of its obligations under this Guaranty, then and only then the liability of Guarantor under this Guaranty shall be limited to the Guaranteed Debt for Guarantor. Agent shall have the right to determine and designate from time to time, without notice or assent of Guarantor, which portions of the Debt shall be deemed included in the Guaranteed Debt for Guarantor. Guarantor acknowledges that such determination and designation shall be conclusive, absent manifest error. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent because the Guaranteed Debt for Guarantor may fluctuate from time to time or for any other reason.

         Section 3.2 Application of Payments or Prepayments. The parties hereto agree that any payment or prepayment by Borrower or any other person or entity against the Debt (other than payments made by Guarantor in accordance with the procedures described in the definition of "Guaranteed Debt" herein) shall be deemed paid first against that portion of the Debt not included in "Guaranteed Debt" for Guarantor or determined for any reason not to be a part of "Guaranteed Debt" for Guarantor and then shall be paid against any portion of the Debt that is Guaranteed Debt for Guarantor, in such order and manner as Agent shall determine in its sole discretion.

         Section 3.3 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any Governmental Authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

                 (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on any Obligor or any party to the Loan Documents (other than Guarantor).

                 (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

                 (c)      settlement or compromise of any of the Debt.

                 (d) renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents (without limiting the number of times any of the foregoing may occur).

                 (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

                 (f) failure, omission, delay, neglect, refusal or lack of diligence by Agent or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on Agent or any other Person in any of the Loan Documents or by law; or any action on the part of Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor.

                 (g) release, surrender, exchange, subordination or loss of any Lien priority under any of the Loan Documents or in connection with the Debt.

                 (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

                 (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

                 (j) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--Agent or any Lender.

                 (k) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any Collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

                 (l) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan

Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority.

                 (m) failure to acquire, protect or perfect any Lien in any Collateral intended to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection.

                 (n) failure by Agent or any other Person to notify--or timely notify--Guarantor of any Default or Event of Default under any of the Loan Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, release or exchange of any security, any other action taken or not taken by Agent against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Borrower, any new agreement between Agent and/or any Lender and any Obligor or any other Person or any other event or circumstance. Neither Agent nor any Lender has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents.

                 (o) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

                 (p) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Agent or any Lender.

                 (q) occurrence of any act, error or omission, except behavior which is proven to be in bad faith to the extent (but no further), that Guarantor cannot effectively waive the right to complain.

         Section 3.4 Waiver of Certain Rights and Notices. Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and, except as expressly provided herein, all other notices and demands, collection, suit and the taking of any other action by Agent or any Lender.

         Section 3.5 Not a Collection Guaranty. This is an absolute guaranty of payment, and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Agent or any Lender be required to enforce, attempt to enforce or exhaust any of its rights, benefits or privileges under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which it may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are--and shall be--absolute, independent and unconditional under any and all circumstances. Should Agent or any Lender seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) Agent or such Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other Person. Guarantor's obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to Agent or any Lender at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder. Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Loan Documents and termination of the obligation--if any--to make any further advances under the Notes or extend other financial accommodations to any Obligor.

         Section 3.6 Subrogation. Guarantor agrees that it shall never be entitled to be subrogated to any of Agent's or any Lender's rights against any Obligor or any other Person or any Collateral or offset rights held by Agent or any Lender for payment of the Debt until final termination of this Guaranty.

         Section 3.7 Reliance on Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender under or in respect of the Notes or any of the other Loan Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

         Section 3.8 Demands are Conclusive. Any demand by Agent under this Guaranty shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

         Section 3.9 Joint and Several. If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.

         Section 3.10 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by Agent or any Lender to the Debt is or must be returned by Agent or any Lender--or recovered from Agent or any Lender--for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Agent and each Lender against, and to save and hold Agent and each Lender harmless from any required return by Agent or any Lender--or recovery from Agent or any Lender--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

                                   ARTICLE 4

         Section 4.1 Term. Subject to the automatic reinstatement provisions of Article 3 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt and final termination of the Revolving Loan Commitments of the Lenders.

                                   ARTICLE 5

         Section 5.1 Default. If any Default or Event of Default occurs under the Loan Agreement, then that shall automatically constitute default under this Guaranty.

                                   ARTICLE 6

         Section 6.1 Binding on Successors; No Assignment by Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Agent, Lenders, their successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Loan Documents to which it is a party without the express prior written consent of the Majority Lenders.

         Section 6.2 Subordination of Borrower's Obligations to Guarantor. Guarantor agrees that if, for any reason whatsoever, Borrower now is or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens securing any of the foregoing shall at all times be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all Liens created pursuant to the Security Documents.

         Section 6.3 Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil

Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as the same may be amended from time to time.

         Section 6.4 Amendments in Writing. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by the party against whom such amendment is sought to be enforced. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

         Section 6.5 Notices. Any notice, request or other communication required or permitted to be given hereunder to Agent or any Lender shall be given as provided in the Loan Agreement. Any notice, request or other communication required or permitted to be given hereunder to Guarantor shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed):

         Total Engineering Services Team, Inc.
         c/o National Tank Company
         2950 N. Loop West, Suite 750
         Houston, Texas 77092
         Attn: William B. Weiner, III
         Facsimile:  (713) 683-7841

Guarantor's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Agent and Lenders and shall be the most recent such address furnished in writing by Guarantor to Agent and Lenders. Actual notice, however and from whomever given or received, shall always be effective when received.

         Section 6.6 Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

         Section 6.7 Offset Rights. Each Lender is hereby authorized, during the continuation of an Event of Default, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other Properties of Guarantor now or in the future in the possession, custody or control of such Lender, or on deposit with or otherwise owed to Guarantor by such Lender--including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as Collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for others unaffiliated with Guarantor--against any and all of Guarantor's obligations to Agent or any of the Lenders now or hereafter existing under this Guaranty, irrespective of whether any demand under this Guaranty shall have been made. Each Lender agrees to use reasonable efforts to promptly notify Guarantor after any such set-off and application, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on such Lender. Each Lender's rights under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 6.8 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         Section 6.9 Survival. The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

         Section 6.10 Rights Cumulative; Delay Not Waiver. Agent's or any Lender's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Agent's or any Lender's other present or future rights, benefits or privileges. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

         Section 6.11 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent or any Lender for having bargained for and obtained it.

         Section 6.12 Entire Agreement. This Guaranty embodies the entire agreement and understanding among Guarantor, Agent and Lenders with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and Agent or any Lender which has not been incorporated in this Guaranty.

         Section 6.13 Relationship to Borrower. The value of the consideration received and to be received by Guarantor in respect of the Debt is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and the Loan Documents. Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly (or if Guarantor is not a natural person, Guarantor's board of directors, general partners or other governors have made that determination). Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower's financial condition, and is not depending on Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither Agent nor any Lender shall have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and neither Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to Agent's or any Lender's making, extending or modifying any loan to Guarantor or to any other financial accommodation to or for Guarantor.

         THIS GUARANTY is executed as of the date first above written.


                                        TOTAL ENGINEERING SERVICES TEAM, INC.,
                                        a Louisiana corporation


                                        By: /s/ WILLIAM B. WIENER, III
                                           -----------------------------------
                                                William B. Wiener, III,
                                                Senior Vice President

                                    GUARANTY
                                     (TEST)


         THIS GUARANTY ("Guaranty") dated as of June 30, 1997 is executed and delivered by TEST, INC., a Louisiana corporation ("Guarantor"), to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Agent (in such capacity herein called "Agent") under the Loan Agreement (hereinafter defined).

                                   ARTICLE 1

         Section 1.1 Definitions. As used in this Guaranty, these terms shall have these respective meanings:

         Borrower means NATIONAL TANK COMPANY, a Delaware corporation.

         Debt means the sum of (a) all debt (principal, interest or other) evidenced by the Notes and all debt (principal, interest or other) incurred under or evidenced by the other Loan Documents, (b) the Letter of Credit Liabilities and (c) the Interest Rate Risk Indebtedness. The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against any Obligor or (ii) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable and customary attorneys' fees and any other expenses incurred by Agent in enforcing any of the Loan Documents.

         Guaranteed Debt means the Maximum Amount less the amounts, if any, of payments of the Guaranteed Debt made by Guarantor and clearly identified as such in a notice accepted in writing by Agent confirming the payment and reduction of the Guaranteed Debt for Guarantor.

         Guarantor's Net Worth means (a) the fair value of the Property of Guarantor from time to time (taking into consideration the value, if any, of rights of subrogation, contribution and indemnity), minus (b) the total liabilities of Guarantor (including contingent liabilities [discounted in appropriate instances], but excluding liabilities of Guarantor under this Guaranty and the other Loan Documents executed by Guarantor) from time to time. It is agreed that Guarantor's Net Worth may fluctuate from time to time after the date hereof as it is determined on each Determination Date (as defined in the definition of "Maximum Amount").

         Loan Agreement means that certain Loan Agreement dated concurrently herewith executed by and among the Borrower, Agent and the Lenders party thereto and all amendments, supplements, restatements or replacements to any of the foregoing from time to time.

         Maximum Amount means the greater of (i) all proceeds (without duplication) of the Debt directly or indirectly (by intercompany loan, advance, Guarantor's ownership interest in any Person receiving the proceeds of the Debt, capital contribution or otherwise) advanced to or for the account of, or used by or for the benefit of, Guarantor; (ii) ninety-five percent (95%) of Guarantor's Net Worth from time to time; or (iii) the amount that in a legal proceeding brought within the applicable limitations period is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties to be the amount of value given by Agent and Lenders, or received by Guarantor, in exchange for the obligations of Guarantor under this Guaranty. If on the date of any Loan (as defined in the Loan Agreement) made after the date hereof (any such date being herein called a "Determination Date"), ninety-five percent (95%) of Guarantor's Net Worth is greater than either of the amounts described in clauses (i) and (iii) above, the Maximum Amount for Guarantor shall be deemed to have increased through and as of such Determination Date to ninety-five percent (95%) of Guarantor's Net Worth as determined on such Determination Date (and the Guaranteed Debt for Guarantor shall have correspondingly increased), without further action or agreement between Agent and Guarantor, and any subsequent reduction or diminution of Guarantor's Net Worth after such Determination Date will not reduce the Guaranteed Debt for Guarantor. Notwithstanding anything to the contrary contained in this definition of "Maximum Amount" or in any other provision of this Guaranty, "Maximum Amount" for Guarantor shall never be less than the amount referred to in clause (i) above.

         TERMS USED HEREIN WITH THEIR INITIAL LETTERS CAPITALIZED AND WHICH ARE NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE LOAN AGREEMENT.

                                    ARTICLE 2

         Section 2.1 Execution of Loan Documents. Borrower has executed and delivered the Loan Documents, and the Debt is secured by various Liens created or evidenced by the Loan Documents.

         Section 2.2 Consideration. In consideration of the credit and financial accommodations contemplated to be extended to Borrower pursuant to the Loan Documents or otherwise, which Guarantor has determined will substantially benefit Guarantor directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guaranty to Agent with the intention of being presently and legally bound by its terms.

                                    ARTICLE 3

         Section 3.1 Payment Guaranty. Guarantor, as primary obligor and not as a surety, unconditionally guarantees to Agent for the ratable benefit of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents. This Guaranty is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will, upon written demand, immediately pay to Agent the amount demanded, in Dollars, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert and (b) whether Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt.. Notwithstanding the foregoing, to the extent that in a legal proceeding brought within the applicable limitations period it is determined by the final, non-appealable order of a court having jurisdiction over the issue and the applicable parties that Guarantor received less than a reasonably equivalent value in exchange for its incurrence of its obligations under this Guaranty, then and only then the liability of Guarantor under this Guaranty shall be limited to the Guaranteed Debt for Guarantor. Agent shall have the right to determine and designate from time to time, without notice or assent of Guarantor, which portions of the Debt shall be deemed included in the Guaranteed Debt for Guarantor. Guarantor acknowledges that such determination and designation shall be conclusive, absent manifest error. This Guaranty shall not fail or be ineffective or invalid or be considered too indefinite or contingent because the Guaranteed Debt for Guarantor may fluctuate from time to time or for any other reason.

         Section 3.2 Application of Payments or Prepayments. The parties hereto agree that any payment or prepayment by Borrower or any other person or entity against the Debt (other than payments made by Guarantor in accordance with the procedures described in the definition of "Guaranteed Debt" herein) shall be deemed paid first against that portion of the Debt not included in "Guaranteed Debt" for Guarantor or determined for any reason not to be a part of "Guaranteed Debt" for Guarantor and then shall be paid against any portion of the Debt that is Guaranteed Debt for Guarantor, in such order and manner as Agent shall determine in its sole discretion.


         Section 3.3 Obligations Not Affected. Guarantor's covenants, agreements and obligations under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any Governmental Authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES):

                  (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on any Obligor or any party to the Loan Documents (other than Guarantor).

                  (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance.

                  (c) settlement or compromise of any of the Debt.

                  (d) renewal, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents (without limiting the number of times any of the foregoing may occur).

                  (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents.

                  (f) failure, omission, delay, neglect, refusal or lack of diligence by Agent or any other Person to assert, enforce, give notice of intent to exercise--or any other notice with respect to--or exercise any right, privilege, power or remedy conferred on Agent or any other Person in any of the Loan Documents or by law; or any action on the part of Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor.

                  (g) release, surrender, exchange, subordination or loss of any Lien priority under any of the Loan Documents or in connection with the Debt.

                  (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever.

                  (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor.

                  (j) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, as direct or indirect security for payment of the Debt or performance of any other obligations to--or at any time held by--Agent or any Lender.

                  (k) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any Collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person.

                  (l) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan




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



Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Document was ultra vires or because anyone who executed them exceeded their authority.

                  (m) failure to acquire, protect or perfect any Lien in any Collateral intended to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection.

                  (n) failure by Agent or any other Person to notify--or timely notify--Guarantor of any Default or Event of Default under any of the Loan Documents, any renewal, extension, supplementing, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, release or exchange of any security, any other action taken or not taken by Agent against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Borrower, any new agreement between Agent and/or any Lender and any Obligor or any other Person or any other event or circumstance. Neither Agent nor any Lender has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents.

                  (o) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type.

                  (p) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Agent or any Lender.

                  (q) occurrence of any act, error or omission, except behavior which is proven to be in bad faith to the extent (but no further), that Guarantor cannot effectively waive the right to complain.

         Section 3.4 Waiver of Certain Rights and Notices. Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and, except as expressly provided herein, all other notices and demands, collection, suit and the taking of any other action by Agent or any Lender.




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         Section 3.5 Not a Collection Guaranty. This is an absolute guaranty of payment, and not of collection, and Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Agent or any Lender be required to enforce, attempt to enforce or exhaust any of its rights, benefits or privileges under any of the Loan Documents, by law or otherwise; provided that nothing herein shall be construed to prevent Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which it may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are--and shall be--absolute, independent and unconditional under any and all circumstances. Should Agent or any Lender seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that (a) Agent or such Lender pursue any foreclosure action, realize or attempt to realize on any security or preserve or enforce any deficiency claim against any Obligor or any other Person after any such realization, (b) a judgment first be sought or rendered against any Obligor or any other Person, (c) any Obligor or any other Person be joined in such action or (d) a separate action be brought against any Obligor or any other Person. Guarantor's obligations under this Guaranty are several from those of any other Obligor or any other Person, and are primary obligations concerning which Guarantor is the principal obligor. All waivers in this Guaranty or any of the Loan Documents shall be without prejudice to Agent or any Lender at its option to proceed against any Obligor or any other Person, whether by separate action or by joinder. Guarantor agrees that this Guaranty shall not be discharged except by payment of the Debt in full, complete performance of all obligations of the Obligors under the Loan Documents and termination of the obligation--if any--to make any further advances under the Notes or extend other financial accommodations to any Obligor.

         Section 3.6 Subrogation. Guarantor agrees that it shall never be entitled to be subrogated to any of Agent's or any Lender's rights against any Obligor or any other Person or any Collateral or offset rights held by Agent or any Lender for payment of the Debt until final termination of this Guaranty.

         Section 3.7 Reliance on Guaranty. All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender under or in respect of the Notes or any of the other Loan Documents shall be conclusively presumed to have been made in acceptance of this Guaranty.

         Section 3.8 Demands are Conclusive. Any demand by Agent under this Guaranty shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

         Section 3.9 Joint and Several. If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Person pursuant to such agreement or other papers making the guaranty or giving the security.





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


         Section 3.10 Payments Returned. Guarantor agrees that, if at any time all or any part of any payment previously applied by Agent or any Lender to the Debt is or must be returned by Agent or any Lender--or recovered from Agent or any Lender--for any reason (including the order of any bankruptcy court), this Guaranty shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Agent and each Lender against, and to save and hold Agent and each Lender harmless from any required return by Agent or any Lender--or recovery from Agent or any Lender--of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

                                    ARTICLE 4

         Section 4.1 Term. Subject to the automatic reinstatement provisions of
Article 3 above, this Guaranty shall terminate and be of no further force or effect upon full payment of the Debt and final termination of the Revolving Loan Commitments of the Lenders.

                                    ARTICLE 5

         Section 5.1 Default. If any Default or Event of Default occurs under the Loan Agreement, then that shall automatically constitute default under this Guaranty.

                                    ARTICLE 6

         Section 6.1 Binding on Successors; No Assignment by Guarantor. All guaranties, warranties, representations, covenants and agreements in this Guaranty shall bind the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Guarantor and shall benefit Agent, Lenders, their successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guaranty or any of the Loan Documents to which it is a party without the express prior written consent of the Majority Lenders.

         Section 6.2 Subordination of Borrower's Obligations to Guarantor. Guarantor agrees that if, for any reason whatsoever, Borrower now is or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens securing any of the foregoing shall at all times be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all Liens created pursuant to the Security Documents.

         Section 6.3 Waiver of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, ss.17.001 of the Texas Civil




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Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce
Code, as the same may be amended from time to time.

         Section 6.4 Amendments in Writing. This Guaranty shall not be changed orally but shall be changed only by agreement in writing signed by the party against whom such amendment is sought to be enforced. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guaranty.

         Section 6.5 Notices. Any notice, request or other communication required or permitted to be given hereunder to Agent or any Lender shall be given as provided in the Loan Agreement. Any notice, request or other communication required or permitted to be given hereunder to Guarantor shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed as follows (and if so given, shall be deemed given when mailed):

         TEST, Inc.
         c/o National Tank Company
         2950 N. Loop West, Suite 750
         Houston, Texas 77092
         Attn: William B. Weiner, III
         Facsimile:  (713) 683-7841

Guarantor's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Agent and Lenders and shall be the most recent such address furnished in writing by Guarantor to Agent and Lenders. Actual notice, however and from whomever given or received, shall always be effective when received.

         Section 6.6 Gender; "Including" is Not Limiting; Section Headings. The masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

         Section 6.7 Offset Rights. Each Lender is hereby authorized, during the continuation of an Event of Default, without notice to any Person (and Guarantor hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other Properties of Guarantor now or in the future in the possession, custody or control of such Lender,




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or on deposit with or otherwise owed to Guarantor by such Lender--including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as Collateral or otherwise but excluding those accounts clearly designated as escrow or trust accounts held by Guarantor for others unaffiliated with Guarantor--against any and all of Guarantor's obligations to Agent or any of the Lenders now or hereafter existing under this Guaranty, irrespective of whether any demand under this Guaranty shall have been made. Each Lender agrees to use reasonable efforts to promptly notify Guarantor after any such set-off and application, provided that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on such Lender. Each Lender's rights under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 6.8 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         Section 6.9 Survival. The representations, covenants and agreements set forth in this Guaranty shall continue and survive until final termination of this Guaranty.

         Section 6.10 Rights Cumulative; Delay Not Waiver. Agent's or any Lender's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Agent's or any Lender's other present or future rights, benefits or privileges. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

         Section 6.11 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Agent or any Lender for having bargained for and obtained it.

         Section 6.12 Entire Agreement. This Guaranty embodies the entire agreement and under standing among Guarantor, Agent and Lenders with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantor acknowledges and agrees that there is no oral agreement between Guarantor and Agent or any Lender which has not been incorporated in this Guaranty.





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         Section 6.13 Relationship to Borrower. The value of the consideration received and to be received by Guarantor in respect of the Debt is reasonably worth at least as much as the liability and obligation of Guarantor incurred or arising under this Guaranty and the Loan Documents. Guarantor has determined that such liability and obligation may reasonably be expected to substantially benefit Guarantor directly or indirectly (or if Guarantor is not a natural person, Guarantor's board of directors, general partners or other governors have made that determination). Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guaranty and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning Borrower's financial condition, and is not depending on Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither Agent nor any Lender shall have any obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guaranty is not a condition precedent (and neither Agent nor any Lender has in any way implied that the execution of this Guaranty is a condition precedent) to Agent's or any Lender's making, extending or modifying any loan to Guarantor or to any other financial accommodation to or for Guarantor.






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


         THIS GUARANTY is executed as of the date first above written.


                                       TEST, INC.,
                                       a Louisiana corporation


                                       By: /s/ WILLIAM B. WIENER III
                                          --------------------------------------
                                          William B. Wiener, III,
                                          Senior Vice President






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